================================================================================

                           SALE AND PURCHASE AGREEMENT

                                     between

                     CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

                                       and

               INTERNATIONAL TRADING AND INVESTMENTS HOLDINGS S.A.

                             Dated December 10, 1998

                                 SALE OF SHARES

                                       in

                              FEDERACJA SP. Z O.O.
                                 TVN SP. Z O.O.
                                 ITI MEDIA N.V.

                                       and

                             NEOVISION HOLDING B.V.

================================================================================

                                TABLE OF CONTENTS

                                                                                           Page
RECITALS ...................................................................................1

AGREEMENT...................................................................................2

1.       Sale and Purchase of Shares and Assets.............................................2

2.       The Closing........................................................................3

3.       Terms of the Senior Convertible Notes..............................................5
         3.1.     Principal Amount; Final Maturity Date.....................................5
         3.2.     Interest..................................................................5
         3.3.     Conversion; Time of Conversion............................................6
         3.4.     Notice of Conversion......................................................6
         3.5.     Method of Conversion......................................................6
         3.6.     Conversion Price..........................................................6
         3.7.     Cancellation of the Convertible Notes when Fully Converted;
                  Partial Conversion........................................................7
         3.8.     Mandatory Redemption......................................................7
         3.9.     Optional Redemption.......................................................8
         3.10.    Exchange Rights...........................................................8
         3.11.    Notes Payable on Redemption Date; Partial Redemption......................9
         3.12.    Events of Default.........................................................9
         3.13.    Remedies on Default, etc.................................................11
         3.14.    Registration, Exchange and Substitution of Notes.........................11

4.       Representations and Warranties of ITI Holdings....................................12
         4.1.     Organization; Authority..................................................12
         4.2.     Authority; Binding Effect................................................12
         4.3.     Compliance with Other Instruments, etc...................................12
         4.4.     Litigation...............................................................13
         4.5.     Judgments................................................................13

5.       Covenants of ITI Holdings.........................................................13
         5.1.     Programming and Satellite Commitments....................................13
         5.2.     Phillips Obligations.....................................................15
         5.3.     Interlink Obligations....................................................15
         5.4.     BPH and BRE Guarantees...................................................15
         5.5.     Warsaw Stock Exchange Listing............................................15
         5.6.     Luxembourg Stock Exchange Listing........................................16
         5.7.     Ranking of Notes; Negative Pledge........................................16
         5.8.     Consolidation, Merger and Sale of Assets.................................16


                                                                                         Page
         5.9.     Provision of Information.................................................16
         5.10.    Sufficient Authorized and Unissued ITI Ordinary Shares...................16
         5.11.    Taxes....................................................................17
         5.12.    Fully Paid Shares of Ordinary Shares.....................................17
         5.13.    Certain Shareholder Actions..............................................17
         5.14.    Public Announcements.....................................................17

6.       Certain Representations and Covenants of CME......................................18
         6.1.     Representations Relating to Programming Contracts........................18
         6.2.     Representations Relating to Satellite Contracts..........................18
         6.3.     Public Announcements.....................................................19

7.       Miscellaneous.....................................................................19
         7.1.     Definitions..............................................................19
         7.2.     Tax Matters..............................................................23
         7.3.     Governing Law............................................................23
         7.4.     Arbitration..............................................................23
                  (a)      General.........................................................23
                  (b)      Selection of the Arbitrators....................................24
                  (c)      Interim Orders..................................................24
                  (d)      The Award.......................................................24
                  (e)      Specific Enforcement............................................24
                  (f)      No Appeal.......................................................24
         7.5.     Amendment, Assignment, etc...............................................25
         7.6.     Notices..................................................................25
         7.7.     Survival.................................................................26
         7.8.     Expenses.................................................................26
         7.9.     Severability; Invalidity.................................................26
         7.10.    No Third Party Beneficiaries.............................................26
         7.11.    Translation..............................................................27
         7.12.    Further Assurances.......................................................27
         7.13.    Integration; Section Headings; Counterparts; Agency; etc.................27

Exhibit A         Form of Senior Convertible Note
Exhibit B         Form of Agreement for the Sale of TVN Shares
Exhibit C         Form of Agreement for the Sale of Federation Shares
Exhibit D-1       Form of Neovision Share Transfer Agreement
Exhibit D-2       Form of CME's Power of Attorney
Exhibit D-3       Form of ITI Holding's Power of Attorney
Exhibit D-4       Form of Dunatrust Waiver
Exhibit E         Form of ITI Media Group Share Transfer Agreement
Exhibit F-1       Form of Assignment of TVN's Receivables (CME Media)
Exhibit F-2       Form of Assignment of Federacja's Receivables (CME Media)
Exhibit F-3       Form of Assignment of Federacja's Receivables (CME Poland)
Exhibit F-4       Form of Assignment of TVN's Receivables (CME Poland)
Exhibit G-1       Form of Assignment of Federacja's Receivables (CME Programming)

                                       ii



                                                                                         Page
Exhibit G-2       Form of Assignment of TVN's Receivables (CME Programming)
Exhibit H-1       Form of Assignment of Federacja's Receivables (CME Development)
Exhibit H-2       Form of Assignment of TVN's Receivables (CME Development)
Exhibit I-1       Form of CME Release
Exhibit I-2       Form of ITI Holdings Release
Exhibit J-1       Form of TVN Release
Exhibit J-2       Form of Federation Release
Exhibit K         Form of Minute of Order
Exhibit L         Form of Joint Press Release


                           SALE AND PURCHASE AGREEMENT

                  SALE AND PURCHASE AGREEMENT, dated December 10, 1998, between Central European Media Enterprises Ltd. ("CME"), a company organized under the laws of Bermuda, and International Trading and Investments Holdings S.A. ("ITI Holdings"), a company organized under the laws of Luxembourg.

                                    RECITALS:

                  A. Affiliates of each of CME and ITI Holdings have formed, and currently own all of the capital stock of, TVN Sp. z o.o. ("TVN") and Federacja Sp. z o.o. ("Federation"), each a company organized under the laws of Poland. CME Media Enterprises B.V. ("CME Media"), a company organized under the laws of The Netherlands and a indirect wholly-owned subsidiary of CME, currently owns 33% of the outstanding shares of TVN (the "TVN Shares"). CME Poland B.V. ("CME Poland"), a company organized under the laws of The Netherlands and a indirect wholly-owned subsidiary of CME, currently owns 50% of the outstanding shares of Federation (the "Federation Shares").

                  B. In connection with formation of TVN and Federation, certain affiliates of CME acquired equity interests in Neovision Holding B.V. ("Neovision"), a company organized under the laws of The Netherlands, and ITI Media Group N.V. ("ITI Media"), a company organized under the laws of The Netherlands Antilles. CME Media currently owns 49% of the outstanding shares of Neovision (the "Neovision Shares"). CME Poland currently owns 10% of the outstanding shares of ITI Media (the "ITI Media Shares").

                  C. CME Poland has made loans to Federation in an aggregate original principal amount of $12,000,000 pursuant to two separate loan agreements dated February 13, 1998 (the "Federation Loans"). Fifty percent (50%) of such loans have been guaranteed by ITI Holdings pursuant to a guarantee dated February 13, 1998 (the "Federation Guarantee").

                  D. CME Media has made loans to TVN in an aggregate original principal amount of $19,050,000 pursuant to loan agreements dated as of May 6, 1997, May 27, 1997, July 1, 1997, July 15, 1997, September 29, 1997, October 16,
1997, and December 15, 1997 (the "TVN Loans"), which loans were subsequently assigned by CME Media to CME Poland.

                  E. CME Programming Services Inc. ("CME Programming"), a corporation organized under the laws of the State of Delaware, and CME Programming Services B.V. ("CMEPS BV"), a corporation organized under the laws of The Netherlands, have entered into, on behalf of Federation and TVN, certain licensing agreements for programming, and CME Programming and CME Media have entered into, on behalf of TVN, certain agreements with operators of communication satellites.

                  F. CME Development Corporation ("CME Development"), a corporation organized under the laws of the State of Delaware, has entered into Management Services Agreements, dated August 1, 1997, with each of Federation (the "Federation Management Services Agreement") and TVN (the "TVN Management Services Agreement");

                  G. CME Media has guaranteed certain obligations (i) of TVN to Bank Rozwoju Eksportu SA in an aggregate amount of up to $5 million under a guarantee dated July 21, 1997 (the "BRE Guarantee"), and (ii) of TVN to Bank Przemyslowo Handlowy SA in an aggregate amount of up to $5 million under a guarantee dated August 28, 1997 (the "BPH Guarantee").

                  H. CME wishes to cause its Affiliates to transfer to ITI Holdings, and ITI Holdings wishes to acquire, or to cause its Affiliates to acquire, from such CME Affiliates, all of CME's indirect interests in TVN, Federation, Neovision and ITI Media on the terms hereof.

                  I. All capitalized terms not otherwise defined have the meanings set forth in Section 7.1 hereof.

                                   AGREEMENT:

                  1. Sale and Purchase of Shares and Assets. On the date hereof,
(a) CME shall cause (i) CME Media to transfer to ITI TV Holdings Sp. z o.o. ("ITI TV") the TVN Shares, and to transfer to ITI Holdings the Neovision Shares (including any rights CME Media may have to ITI Neovision Sp. z o.o and Endemol-Neovision Sp. z o.o.) and all of its outstanding loans to TVN; (ii) CME Poland to transfer to Unidome Beheer B.V. ("Unidome") the Federation Shares, to transfer to ITI Holdings the ITI Media Shares and all of its outstanding loans to Federation, and to discharge ITI Holdings and its Affiliates from all obligations under the Federation Guarantee; (iii) CME Programming to transfer to ITI Holdings all of its outstanding TVN and Federation receivables through November 30, 1998; and (iv) CME Development to transfer to ITI Holdings all of its outstanding TVN and Federation receivables through November 30, 1998, (b) in exchange for receipt by CME and its Affiliates from ITI Holdings of (u) $10 million in cash; (v) ITI Holding's Senior Convertible Notes (w) the BRE Release;
(x) the BPH Release; and (y) the covenants, notes, agreements, indemnities and guarantees of ITI Holdings set forth herein (including the covenants and indemnity of ITI Holdings set forth in Section 5.1 hereof relating to the obligations incurred by CME Programming and CME Media in the performance of the Programming Contracts and the Satellite Contracts, and the Programming Notes).

                  2. The Closing. The closing of the sale and purchase of shares and assets described in Section 1 shall occur simultaneously with the execution of this Agreement, as follows (all transactions occurring contemporaneously, except as otherwise indicated):

                  (a) CME Media delivers to ITI Holdings, with respect to the transfer of TVN Shares from CME Media to ITI TV, a share transfer agreement in the form of Exhibit B hereto and a notice to the Management Board of TVN referred to in Exhibit B;

                  (b) CME Poland delivers to ITI Holdings, with respect to the transfer of Federation Shares from CME Poland to Unidome, a share transfer agreement in the form of Exhibit C hereto and a notice to the Management Board of Federation referred to in Exhibit C;

                  (c) CME Media delivers to ITI Holdings, with respect to the transfer of the Neovision Shares from CME Media to ITI Holdings, a share transfer agreement in the form of Exhibit D-1 hereto and a power of attorney in the form of Exhibit D-2 hereto; ITI Holdings executes a power of attorney in the form of Exhibit D-3 hereto and causes Dumatrust Management Services B.V. to execute a waiver in a form of Exhibit D-4 hereto;

                  (d) CME Poland delivers to ITI Holdings with respect to the transfer of ITI Media Shares from CME Poland to ITI Holdings, a share transfer agreement in the form of Exhibit E hereto;

                  (e) CME Media delivers to ITI Holdings assignment of receivables agreements in the forms of Exhibit F-1 and Exhibit F-2 pursuant to which CME Media assigns to ITI Holdings all amounts due to it from TVN and Federation with respect to certain receivables;

                  (f) CME Poland delivers to ITI Holdings assignment of receivables agreements in the forms of Exhibit F-3 and Exhibit F-4 pursuant to which CME Poland assigns to ITI Holdings all amounts due to CME Poland from Federation with respect to the Federation Loans and from TVN with respect to the TVN Loans; by the execution of this Agreement CME Poland discharges the Federation Guarantee;

                  (g) CME Programming delivers to ITI Holdings assignment of receivables agreements in the forms of Exhibit G-1 and Exhibit G-2, pursuant to which CME Programming assigns to ITI Holdings all amounts due to it from Federation through November 30, 1998 under the Programming Services Agreement between CME Programming and Federation dated August 1, 1997, and all amounts due to it from TVN through November 30, 1998 under the Programming Services Agreement between CME Programming and Federation dated December 1, 1996;

                  (h) CME Development delivers to ITI Holdings an assignment of receivables agreement in the forms of Exhibit H-1 and Exhibit H-2 hereto, respectively, pursuant to which CME Development assigns to ITI Holdings all amounts due to it from Federation through November 30, 1998 under the Federation Management Services Agreement, and from TVN through November 30, 1998 under the TVN Management Services Agreement;

                  (i) ITI Holdings delivers to CME immediately payable bank checks in an aggregate amount of $10,000,000 from banks acceptable to CME;

                  (j) ITI Holdings issues and delivers to CME (or such Affiliate(s) of CME as CME shall identify at closing), one or more of its senior convertible notes, in the form of Exhibit A hereto, in an aggregate principal amount of $40,000,000 (collectively, the "Senior Convertible Notes");

                  (k) ITI Holdings shall pay or cause to be paid to CME Media the amount of $1,686,572 on December 31, 1998 and the amount of $1,558,886 on January 31, 1999, in each case by wire transfer of immediately available funds to the account of CME Media designated by CME Media, such obligation to be evidenced by notes of ITI Holdings (the "Programming Notes") satisfactory to CME;

                  (l) by execution of this Agreement, CME Programming assigns to ITI Holdings the right to receive, in accordance with the relevant satellite services agreement, 25% of its deposit in respect of the "Hot Bird 3" satellite, and CME Media assigns to ITI Holdings the right to receive, in accordance with the relevant satellite services agreement, 50% of its deposit with respect to the "Hot Bird 5" satellite;

                  (m) ITI Holdings delivers to CME a release from BPH discharging CME fully from all obligations and liabilities under the BPH Guarantee (the "BPH Guarantee Release");

                  (n) ITI Holdings delivers to CME a release from BRE discharging CME fully from all obligations and liabilities under the BRE Guarantee (the "BRE Guarantee Release");

                  (o) CME delivers to ITI Holdings a release in the form of
         Exhibit I-1 hereto (the "CME Release") and ITI Holdings delivers to CME a release in the form of Exhibit I-2 hereto (the "ITI Holdings Release");

                  (p) TVN delivers to CME a release in the form of Exhibit J-1 hereto (the "TVN Release") and Federation delivers to CME a release in the form of Exhibit J-2 hereto (the "Federation Release");

                  (q) ITI Holdings delivers to CME (and CME cancels upon such delivery) all warrants to purchase CME shares issued to each of MAWA Holding N.V., Lavender Foundation and Staffordshire Corporation N.V.;

                  (r) CME, ITI Holdings and their respective Affiliates deliver documents satisfactory to CME and ITI Holdings terminating the agreements listed on Schedule 2(r) hereto (the "Termination Agreements");

                  (s) CME delivers to ITI Holdings resignations of the directors, representatives and signatories of ITI Media, Neovision, TVN, TV Wisla and Federation appointed by CME or any Affiliate thereof and ITI Holdings agrees to promptly remove the names of such CME representatives form the commercial register and deliver to CME a copy of an excerpt from the Commercial register evidencing such removal;

                  (t) CME delivers a Minute of Order in the form of Exhibit K hereto with respect to CME's outstanding claims against ITI Holdings in the High Court of Justice, Queen's Bench Division, Commercial Court relating to the Federation Guarantee; and

                  (u) ITI Holdings delivers copies of official records of meetings of shareholders of TVN and Federation that reflect the grant of formal shareholders' approval (pokwitowanie) to any and all CME nominees on the management board and supervisory board of each such company for the performance of their respective duties during the fiscal year 1997.

                  3. Terms of the Senior Convertible Notes. The Senior Convertible Notes are subject to the following terms and conditions with which ITI Holdings will comply punctually as though such terms and conditions were set out in full in such Senior Convertible Notes:

                  3.1. Principal Amount; Final Maturity Date. The aggregate principal amount of the Senior Convertible Notes at the time outstanding shall be payable in full on December 10, 2001 (the "Final Maturity Date"), subject to mandatory and optional redemption in accordance with Sections 3.8 and 3.9 below.

                  3.2. Interest. The Senior Convertible Notes shall bear interest on the outstanding principal amount thereof at a rate of 5% per annum, from and including December 10, 1998 to but excluding the Final Maturity Date. Such interest shall be payable semiannually in arrears on June 10, 1999 and December 10, 1999, and quarterly in arrears on March 10, June 10, September 10, and December 10 of years 2000 and 2001. Notwithstanding the foregoing, in case TVN shall be adjudicated bankrupt by a Polish court having jurisdiction over it on or prior to December 10, 2000, interest on the Senior Convertible Notes shall not accrue from the date any such bankruptcy court order becomes final and non-appealable.

                  3.3. Conversion; Time of Conversion. From time to time on and after September 10, 2001 and prior to the Final Maturity Date (or, if later, the payment by ITI Holdings of all amounts due under and with respect to the Senior Convertible Notes), each holder of a Senior Convertible Notes (a "Holder") shall have the right to convert, at its option, all or any portion of the principal amount of the Senior Convertible Notes held by it plus all interest accrued and unpaid thereon to the date fixed for conversion (at the option of such Holder), into bearer ordinary shares, nominal value of FLUX 50 of ITI Holdings ("ITI Ordinary Shares") at the Conversion Price specified in Section 3.6.

                  3.4. Notice of Conversion. A Holder shall give notice to ITI Holdings of its intention to convert its Senior Convertible Notes (or any portion thereof) into ITI Ordinary Shares not less than 10 days before the date as of which conversion shall take place. Such notice shall specify the aggregate amount of principal and interest to be converted (the "Conversion Amount").

                  3.5. Method of Conversion. (a) In order to receive certificates evidencing the ITI Ordinary Shares issuable upon conversion of the Conversion Amount, a Holder shall surrender its Senior Convertible Notes (or portion thereof) to ITI Holdings for conversion by delivering such Senior Convertible Notes to, or sending such Senior Convertible Notes by international courier service, charges prepaid, addressed to ITI Holdings at its principal place of business in Luxembourg, accompanied by written notice to ITI Holdings stating such Holder's intention to convert its Senior Convertible Notes and the Conversion Amount.

                  (b) Upon the surrender of the Senior Convertible Notes as provided above, ITI Holdings shall deliver to the Holder within 5 days after the date on which conversion is to be deemed effective, one or more certificates for the number of ITI Ordinary Shares deliverable upon exchange of such Senior Convertible Notes.

                  (c) ITI Ordinary Shares delivered to a Holder upon exchange of the Senior Convertible Notes shall be the ITI Ordinary Shares listed or admitted for trading on at least one securities exchange or quotation system, including on the Luxembourg

Stock Exchange or Warsaw Stock Exchange, which shares such Holder shall be entitled to sell freely as of the date of such delivery without further registration or similar action.

                  3.6. Conversion Price. The Senior Convertible Notes and any interest incurred and unpaid thereon shall be convertible into such number of ITI Ordinary Shares that is equal to (a) the Conversion Amount divided by (b) the product of (i) the Market Price (as defined below) of one Ordinary Share on the day the notice of conversion is given pursuant to Section 3.4 hereof times
(ii) eighty percent (80%) (or, solely in the event that a bankruptcy order with respect to TVN shall have become final and non-appealable prior to December 11, 2000, 100%). The "Market Price" means, in respect of an ITI Ordinary Share on a particular date, the average of the daily closing prices of the publicly traded ITI Ordinary Shares during the immediately preceding twelve month period on (x) if the ITI Ordinary Shares have been traded on the Warsaw Stock Exchange during such period, whichever of the Warsaw Stock Exchange or the Luxembourg Stock Exchange has had the larger average daily trading volume of the ITI Ordinary Shares during such period, or (y) if the ITI Ordinary Shares have not been traded on the Warsaw Stock Exchange during such period, the Luxembourg Stock Exchange.

                  3.7. Cancellation of the Convertible Notes when Fully Converted; Partial Conversion. (a) Upon tender of a Senior Convertible Note for full conversion, such Senior Convertible Note shall be canceled by ITI Holdings and all outstanding payment obligations of ITI Holdings thereunder shall terminate.

                  (b) If a Senior Convertible Note is to be converted only in part, it shall be surrendered to ITI Holdings and ITI Holdings shall execute and deliver to the Holder or its assignee, without any charges whatsoever, a new Senior Convertible Note (or Notes, in such denominations as may be specified by the Holder) in an aggregate principal amount equal to, and in exchange for, the unconverted portion of the principal of the Senior Convertible Note so surrendered.

                  3.8. Mandatory Redemption. (a) In the event of a direct or indirect sale by ITI Holdings or any Subsidiary of ITI Holdings to any person other than a wholly-owned Subsidiary of ITI Holdings (a "Non-ITI Holder") of all or any portion of the outstanding shares of TVN or Federation, or the issuance of shares of the capital stock of TVN or Federation to any Non-ITI Holder, in either case on or prior to December 10, 2000, ITI Holdings shall redeem contemporaneously with such sale or issuance a percentage of the outstanding principal amount of the Senior Convertible Notes (not greater than 100%) equal to twice the percentage of ownership in TVN or Federation acquired by such Non-ITI Holder, whichever may be higher, at a redemption price equal to the principal amount of the Senior Convertible Notes being so redeemed (the "Mandatory Redemption Amount") plus the Mandatory Redemption Premium. All accrued and unpaid interest on the Mandatory Redemption Amount through the date of redemption shall be due and payable on such date of redemption. The Mandatory

Redemption Premium shall be equal to the greater of (i) one-half of (x) the aggregate consideration received directly or indirectly by ITI Holdings (or any Subsidiary of ITI Holdings), TVN and/or Federation, as the case may be, from the Non-ITI Holder, minus (y) the aggregate percentage interest in TVN and Federation being so acquired by the Non-ITI Holder (expressed as a fraction) multiplied by $100 million, and (ii) such amount as will result, together with a pro rata portion of all amounts paid to the Holder of the Senior Convertible Notes pursuant to Section 3.2 hereof, in the Holder of the Senior Convertible Notes receiving a compound annual return on the Mandatory Redemption Amount of 20%.

                  (b) ITI Holdings shall notify each Holder in writing of any sale or issuance referred to in the first sentence of Section 3.8(a) hereof no later than the earliest of (x) the first public announcement thereof, (y) the execution of a definitive agreement with respect thereof, and (z) the day of consummation thereof. Any such notice shall state: (i) the expected mandatory redemption date, (ii) the mandatory redemption price, and (iii) the place where the Senior Convertible Notes are to be surrendered for payment.

                  3.9. Optional Redemption. (a) ITI Holdings shall have the right to redeem the outstanding amount of the Senior Convertible Notes, in whole or in multiples of $10 million, at any time prior to September 10, 2001 upon prior written notice to the Holders thereof, at a redemption price equal to the principal amount of the Senior Convertible Notes being so redeemed (the "Optional Redemption Amount") plus a premium equal to the Optional Redemption Premium. All accrued and unpaid interest on the Optional Redemption Amount through the date of redemption shall be due and payable on such date of redemption. The Optional Redemption Premium shall be equal to the greater of (i) ten percent of the Optional Redemption Amount, and (ii) such amount as will result, together with a pro rata portion of all amounts paid to the holder of the Senior Convertible Notes pursuant to Section 3.2 hereof, in the Holders of the Senior Convertible Notes receiving a compound annual return on the Optional Redemption Amount of 20%.

                  (b) ITI Holdings shall, at least 15 days prior to the optional redemption date initially fixed by ITI Holdings, notify the Holders in writing of such redemption date and of the principal amount to be redeemed. Any such notice shall state: (i) the expected redemption date, (ii) the redemption price, and (iii) the place where the Senior Convertible Notes are to be surrendered for payment.

                  3.10. Exchange Rights. The Holders shall have the right, exercisable upon written notice of the Holders of a majority of the outstanding principal amount of Senior Convertible Notes to ITI Holdings during the period commencing on the date hereof and ending on the six month anniversary of the date hereof, to require ITI Holdings to issue and deliver to the Holders, at the Holders' expense and subject to the acceptance of a listing application by the Luxembourg Stock Exchange, in exchange for the outstanding Senior Convertible Notes, a like aggregate principal amount of debt securities (the "Exchange Notes") of ITI Holdings of the same terms as the Senior Convertible Notes (except that the face value of each Exchange Note shall be such as each Holder may request) and fully subject to the terms and conditions of this Section 3 as though fully set out therein, that are listed on the Luxembourg Stock Exchange. If the Holders exercises such right, they shall not be entitled, for as long as the Exchange Notes are listed on the Luxembourg Stock Exchange, to invoke the right of mandatory redemption set forth in Section
3.8 hereof. Upon receipt of a notice requesting issuance of the Exchange Notes, ITI Holdings shall use its best effort to promptly list the Exchange Notes on the Luxembourg Stock Exchange and shall maintain such listing until the Maturity Date (or, if later, the payment by ITI Holdings of all amounts due under and with respect to the Exchange Notes). All references herein to the "Notes" shall be to the Senior Convertible Notes and the Exchange Notes, collectively, and references to a "Note" shall be to any Senior Convertible Note or Exchange Note individually.

                  3.11. Notes Payable on Redemption Date; Partial Redemption.
(a) Notice of redemption having been given, the Notes (or portion thereof) to be redeemed shall, on the redemption date, become due and payable at the redemption price herein specified and from and after such date (unless ITI Holdings shall default in the payment of the redemption price) such Notes (or such portion) shall cease to bear interest. Upon surrender of the Notes for redemption in accordance with such notice, such Notes shall be paid by ITI Holdings at the redemption price. If the Notes (or portion thereof) called for redemption shall not be so paid upon surrender thereof for redemption, the principal and the premium shall, until paid, bear interest from the redemption date at the rate borne by the Notes.

                  (b) If a Note is to be redeemed only in part, it shall be surrendered at the place of payment and ITI Holdings shall execute and deliver to the Holder or its assignee, without any charges whatsoever, a new Note (or Notes), of any denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

                  3.12. Events of Default. If any of the following conditions or events (each, an "Event of Default") shall occur and be continuing:

                  (a) ITI Holdings shall default in the payment of any principal of or premium, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise;

                  (b) ITI Holdings shall default in the payment of any interest on any Note when the same becomes due and payable, and such default continues for more than 3 days;

                  (c) ITI Holdings shall default in the payment of any other amount payable by it in accordance with this Agreement (including but not limited to pursuant to the covenants and agreements set forth in Sections 5.1 through 5.4 hereof), and such default continues for more than 10 days;

                  (d) ITI Holdings shall default in the performance of any non-payment obligation or covenant set forth in this Agreement, and such default continues for more than 10 days following the receipt by ITI Holdings from CME or from any Holder of a Note of notice of such default;

                  (e) any representation or warranty of ITI Holdings set forth in this Agreement or in any instrument furnished in compliance with or in reference to this Agreement or otherwise in connection with the transactions contemplated by this Agreement shall prove to have been false or incorrect in any material respect on the date as of which made;

                  (f) if ITI Holdings shall (i) be not generally able to pay its debts as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction,
         (iii) make an assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) be adjudicated insolvent or (vi) take corporate action for the purpose of any of the foregoing; or

                  (g) if a court or governmental authority of competent jurisdiction shall enter an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to ITI Holdings, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of ITI Holdings, or if any petition for any such relief shall be filed against ITI Holdings and such petition shall not be dismissed within 30 days;

then, (x) upon the occurrence of any Event of Default described in subdivision
(f) or (g) of this section 3.12, the unpaid principal amount of and all accrued interest on all Senior Convertible Notes and Exchange Notes shall automatically become due and payable or (y) upon the occurrence of any other Event of Default, any Holder or Holders of 25% or more in principal amount of the Senior Convertible Notes and Exchange Notes at the time outstanding may at any time (unless all defaults shall theretofore have been remedied) at its or their option, by written notice or notices to ITI Holdings, declare all the Senior Convertible Notes and Exchange Notes to be due and payable, whereupon the same shall forthwith mature and become due and payable, together with interest accrued thereon and, in either case, there shall also be due and payable, to the extent permitted by applicable law, a premium in the amount which would be payable as a premium if the Company then had elected to prepay the Senior Convertible Notes pursuant to section 3.9, all without presentment, demand, protest or notice, which are hereby waived.

                  3.13. Remedies on Default, etc. In case any one or more Events of Default shall occur and be continuing, the Holder of any Note at the time outstanding may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Agreement or in such Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. In case of a default in the payment of any principal of or premium, if any, or interest on any Note, ITI Holdings will pay to the Holder thereof such further amount as shall be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements. No course of dealing and no delay on the part of any Holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any Holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

                  3.14. Registration, Exchange and Substitution of Notes. (a) ITI Holdings shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each Holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and ITI Holdings shall not be affected by any notice or knowledge to the contrary. ITI Holdings shall give to any Holder of a Note promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

                  (b) Upon surrender of any Note at the principal executive office of ITI Holdings for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), ITI Holdings shall execute and deliver, at its own expense, one or more new Notes (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. ITI Holdings may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in re spect of any such transfer of Notes.

                  (c) Upon receipt by ITI Holdings of notice by any Holder of the ownership of and the loss, theft, destruction or mutilation of any Note, and
(i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or (ii) in the case of mutilation, upon surrender and cancellation thereof, ITI Holdings at the expense of such Holder shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated
Note if no interest shall have been paid thereon.

                  4. Representations and Warranties of ITI Holdings. ITI Holdings hereby represents and warrants to CME and to each original Holder of a Senior Convertible Note as follows:

                  4.1. Organization; Authority. ITI Holdings is a company duly organized and validly existing under the laws of Luxembourg and has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

                  4.2. Authority; Binding Effect. (a) ITI Holdings has the power and authority to execute and deliver this Agreement, and ITI Holdings and each of its Affiliates has the power and authority to execute and deliver each of the other Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder. Such execution, delivery and performance have been duly authorized by all necessary corporate action on their part. This Agreement and the other Transaction Documents to which ITI Holdings or any of its Affiliates is a party have been duly executed and delivered by its duly authorized representatives, and constitute its valid and legally binding obligations enforceable against each of them in accordance with the terms hereof and thereof, except as the same may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws from time to time in effect affecting creditors' rights generally and except for the availability of equitable remedies.

                  (b) The issuance of the Senior Convertible Notes has been duly authorized by ITI Holdings; the Senior Convertible Notes constitute valid and legally binding obligations of ITI Holdings enforceable against ITI Holdings in accordance with their terms. The enforceability of the Senior Convertible Notes as set forth in this Section is subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  4.3. Compliance with Other Instruments, etc. The execution, delivery and performance of this Agreement, the Senior Convertible Notes and each of the other Transaction Documents to which ITI Holdings is a party will not (i) violate or conflict with any provision of ITI Holdings' or any of its Affiliates' articles of incorporation; (ii) violate any law, statute, rule, regulation or order of any Governmental Authority; or (iii) violate, conflict with, or constitute a breach of or default in, any contract, agreement, arrangement, commitment or plan to which ITI Holdings or any of its Affiliates is a party or by which ITI Holdings, any of its Affiliates or any of their respective assets are bound or affected.

                  4.4. Litigation. Except for the outstanding claims relating to the Federation Guarantee, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of ITI Holdings, threatened, in any court or before any governmental agency or instrumentality, or before any arbitrator, by or against or affecting or relating to ITI Holdings or any of its Affiliates which, if adversely determined, would restrain or enjoin the consummation of the transactions contemplated by this Agreement or declare unlawful the transactions or events contemplated by this Agreement or cause any of such transactions to be rescinded.

                  4.5. Judgments. There are no judgments, injunctions, orders or other judicial or administrative mandates outstanding against or affecting ITI Holdings or any of its Affiliates which would hinder or delay the consummation of the transactions contemplated by this Agreement.

                  5. Covenants of ITI Holdings.

                  5.1. Programming and Satellite Commitments. (a) (i) ITI Holdings will use its best efforts to cause CME Programming (along with CME and all other Affiliates of CME) to be fully released from all obligations and liabilities relating to the programming commitments set forth in Schedule 5.1(a) hereto (the "Programming Contracts") not later than January 31, 1999. ITI Holdings shall be responsible for all payments due and other liabilities under each of the Programming Contracts from and after December 1, 1998. ITI Holdings promptly shall procure, on terms satisfactory to CME, the substitution of ITI Holdings (or such Affiliate as it may designate) for CME Programming (or such other Affiliate of CME who shall be party to any Programming Contract) as a party to each of the Programming Contracts and the full release of CME and all of its Affiliates from any liability thereunder, and CME shall use its best efforts (without being required to incur any expense) to assist ITI Holdings in connection with such substitution and release.

                  (ii) ITI Holdings shall be responsible for 25% of all payments due and other liabilities under the "Contract for a Space Segment Service on the Eutelsat Hotbird 3 Satellite," dated June 8, 1995, between British Telecommunications plc ("BT") and CME Programming (the "Hot Bird 3 Contract") and 50% of all payments due and other liabilities under the "Contract No. 98062/GCP," dated May 8, 1998, between France Telecom S.A. ("FT") and CME Media (the "Hot Bird 5 Contract" and, together with the Hot Bird 3 Contract, the "Satellite Contracts"), in each case from and including December 1, 1998. ITI Holdings and CME shall use all reasonable efforts promptly to substitute TVN (or another Affiliate of ITI Holdings) for CME with respect to the portions of the Hot Bird 3 Contract and Hot Bird 5 Contract for which ITI Holdings is responsible pursuant to the previous sentence, and the full release of CME Programming, CME Media, CME and all other Affiliates of CME from any liability thereunder.

                  (b) (i) Until such time as CME and all of its Affiliates are fully released from all liabilities with respect to the Programming Contracts, ITI Holdings will pay (or will cause Federation and TVN to pay) to CME Media (and/or such other Affiliate(s) of CME as CME shall identify) in advance all funds required by CME and its Affiliates to allow them to pay timely and in full all amounts owed by them in respect of programming furnished to TVN or Federation.

                  (ii) Until such time as CME and all of its Affiliates are fully released from all liabilities with respect to the Satellite Contracts, ITI Holdings will pay (or will cause Federation and TVN to pay) directly to BT 25% of all amounts due under the Hot Bird 3 Contract and directly to FT 50% of all amounts due under the Hot Bird 5 Contract, in each case when and as such amounts are due.

                  (c) (i) With respect to the foregoing obligations for the months of December 1998 and January 1999, ITI Holdings shall pay or cause to be paid to CME Media, pursuant to Section 2(j) hereof, the amount of $1,686,572 on December 31, 1998 and the amount of $1,558,886 on January 31, 1999, and ITI Holdings has delivered to CME Media the Programming Notes evidencing such obligation. In the event that ITI Holdings assumes any payment obligations under any Programming Contracts for the months of December 1998 and January 1999, and CME has received evidence satisfactory to it of the full release of CME and all of its Affiliates from any liabilities with respect to such obligations, the relevant payment obligation of ITI Holdings to CME Media will be reduced by the amount by which CME and its Affiliates have been so released, and CME Media will return to ITI Holdings the relevant Programming Note in exchange for new Programming Note in a principal amount equal to such reduced obligation and otherwise identical in all respects to the Programming Note for which it has been exchanged. CME will cause CME Media to use the proceeds of the Programming Notes to pay obligations under the Programming Contracts and the Satellite Contracts with respect to the months of December 1998 and January 1999.

                  (ii) With respect to the foregoing obligations for the month of February 1999 and each month thereafter, CME Media (or another Affiliate of CME) shall invoice ITI Holdings for the estimated amounts due for such calendar month not later than the 25th day of the preceding calender month. ITI Holdings shall pay such invoiced amount to CME Media (and/or other Affiliate(s) of CME) by the 10th day of the month with respect to which such amount was invoiced. Each monthly invoice will also contain an adjustment reflecting a reconciliation of the previous month's invoiced estimate to the amounts actually paid to third parties by CME and its Affiliates on behalf of TVN and Federation.

                  (d) In furtherance of the foregoing covenants and agreements, ITI Holdings hereby covenants and agrees to indemnify and hold harmless CME Programming, CME Development, CME Media, CME and each other Affiliate of CME from and against any and all liabilities, obligations, losses, costs and damages, whether absolute, accrued, conditional or otherwise (any of the foregoing, "Liabilities"), resulting from or arising out of the Programming Contracts, the Satellite Contracts (to the extent of ITI Holdings' obligations under Section 5.1(b)) and the other contracts and documents set forth in
Schedule 5.1(c) hereto. In the event that CME Programming, CME Development, CME Media, CME or any other Affiliate of CME is required to make any payment under or otherwise incurs any Liability with respect to any Programming Contract or Satellite Contract, ITI Holdings shall pay to such entity on demand such amount as shall result in such entity receiving from ITI Holdings an amount in cash equal to such payment or Liability.

                  5.2. Phillips Obligations. With respect to the Contract Services Agreement, dated as of May 19, 1997, among Philips Broadcast Television Systems GmbH ("Philips"), Unidome Beheer B.V. and CME Poland (the "Philips Agreement"), ITI Holdings will perform all obligations of the "Owner", and will pay all amounts due to Philips (amounting to approximately $1,497,461 as of the date hereof), under such Agreement. ITI Holdings shall indemnify and hold harmless CME and its Affiliates and their respective shareholders, directors, officers, agents and representatives from and against any and all losses, claims, damages, expenses, actions, demands, assessments, costs, judgments, awards, fines, sanctions, penalties, amounts paid in settlement, or liabilities in respect of the Philips Agreement.

                  5.3. Interlink Obligations. With respect to the $977,712 amount owed by TVN to Interlink Network Corp. ("Interlink"), ITI Holdings shall pay, or cause TVN to pay, to CME the sum of $81,417 (without deduction for any withholding or other taxes) on the 15th day of each calender month in 1999 (for a total amount to be received by CME of $977,712). Provided that all such amounts are duly received by CME on each such date, CME will cause Interlink to forego any claim against TVN or ITI Holdings with respect to such obligation, and CME will hold TVN and ITI Holdings harmless against any claim by Interlink with respect to such amount.

                  5.4. BPH and BRE Guarantees. From and after the date hereof, ITI Holdings will indemnify and hold harmless CME and CME's Affiliates and the respective shareholders, directors, officers, agents and representatives of the foregoing from and against any and all losses, claims, damages, expenses, actions, demands, assessments, costs, judgments, awards, fines, sanctions, penalties, amounts paid in settlement, or liabilities incurred or sustained by any of them under or in respect of the BHP Guarantee or the BRE Guarantee or as a result of the failure of ITI Holdings to CME and all of its Affiliates to be released from all obligations and liabilities under the BPH Guarantee and the BRE Guarantee.

                  5.5. Warsaw Stock Exchange Listing. ITI Holdings will use its reasonable efforts to cause the ITI Ordinary Shares to be listed on the Warsaw Stock Exchange no later than December 31, 1999. Once so listed, ITI Holdings will cause such listing to be maintained until at least the Final Maturity Date.

                  5.6. Luxembourg Stock Exchange Listing. ITI Holdings will maintain the listing of the ITI Ordinary Shares on the Luxembourg Stock Exchange until at least the Final Maturity Date, provided that ITI Holdings need not maintain such listing if and for so long as the ITI Ordinary Shares are listed on another major stock exchange in Western Europe or the United States.

                  5.7. Ranking of Notes; Negative Pledge. So long as any Senior Convertible Notes or Exchange Notes are outstanding, ITI Holdings (a) shall cause all outstanding Senior Convertible Notes and Exchange Notes to rank pari passu with all other unsubordinated indebtedness of ITI Holdings, and (b) shall not encumber any of its assets or permit any of its Subsidiaries to encumber their respective assets except in the case of the encumbrance of the assets of an ITI Holdings' Subsidiary for the purpose of financing ordinary course operations of any such Subsidiary and/or any Affiliate of any such Subsidiary.

                  5.8. Consolidation, Merger and Sale of Assets. So long as any Senior Convertible Notes or Exchange Notes are outstanding, ITI Holdings will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into ITI Holdings, without the prior written consent of CME and the holders of at least 50% (by principal amount) of the outstanding Convertible Notes and Exchange Notes.

                  5.9. Provision of Information. So long as any Senior Convertible Notes or Exchange Notes are outstanding, ITI Holdings will (and will cause each of its Affiliates to) deliver to CME copies of each registration, report, statement, notice or filing (i) required to be filed by ITI Holdings with any securities regulator or any other

Governmental Authority or (ii) sent to its shareholders, and will furnish to CME at its request copies of any other publicly-available information relating to ITI Holdings and its Affiliates.

                  5.10. Sufficient Authorized and Unissued ITI Ordinary Shares. So long as any Senior Convertible Notes or Exchange Notes are outstanding, ITI Holdings shall preserve unimpaired the right of each Holder upon exchange thereof to receive such number of ITI Ordinary Shares as such Holder shall be entitled to receive in accordance with the provisions of Section 3.3 and shall ensure that it shall have sufficient authorized and unissued shares of ITI Ordinary Shares to permit the full conversion of the amount outstanding under the Senior Convertible Notes or the Exchange Notes at any time at the conversion price then in effect.

                  5.11. Taxes. (a) ITI Holdings shall pay any and all taxes that may be payable in respect of the issue, transfer and delivery of the ITI Ordinary Shares issued to any Holder upon any conversion of the Senior Convertible Notes or the Exchange Notes, other than income, capital gains and similar taxes imposed on such Holder by reason of conversion of such Senior Convertible Notes or Exchange Notes.

                  (b) ITI Holdings hereby covenants and agrees to indemnify and hold harmless CME Poland, CME Media and their respective nominees to the management board and supervisory board of each of Federation and TVN from and against any and all liabilities and obligations for taxes (including any penalties, interests, additions to taxes and reasonable legal fees) of Federation and TVN for which CME Poland, CME Media or their nominees to the management board and supervisory board of each of Federation and TVN may be responsible under the applicable law.

                  (c) ITI Holdings hereby covenants and agrees to indemnify and hold harmless CME and its Affiliates from any stamp duty and other similar taxes or governmental chargers payable in connection with the execution of agreements forms of which are attached hereto as Exhibits B through H-2 hereof.

                  5.12. Fully Paid Shares of Ordinary Shares. ITI Holdings warrants and covenants that all ITI Ordinary Shares delivered upon the conversion of the Senior Convertible Notes or the Exchange Notes will be duly authorized, fully paid and nonassessable and that each Holder will receive valid and marketable title to such ITI Ordinary Shares, free and clear of all Liens. Any preemptive rights of ITI Holdings' shareholders with the respect to the issuance of ITI Ordinary Shares upon the conversion of the Senior Convertible Notes or the Exchange Notes have been duly waived.

                  5.13. Certain Shareholder Actions. ITI Holdings agrees to cause each of TVN, Federation, Endemol-Neovision Sp. Zo.o. and TV Wisla to hold their respective general meetings of shareholders prior to June 30, 1999 and to deliver to CME, within ten days from the date of such meetings, copies of official records thereof that reflect the grant of formal shareholders' approval (pokwitowanie) to any and all CME nominees to the management board and supervisory board of each of TVN, Federation and TV Wisla of their respective duties during the fiscal year 1998. ITI Holdings further agrees to cause TV Wisla and Endemol-Neovision Sp. Zo.o to hold their respective general meetings of shareholders for the 1997 fiscal year prior to December 20, 1998 and to deliver to CME, within ten days from the date of such meetings, copies of the official record thereof that reflects the grant of formal shareholders' approval (pokwitowanie) to any and all CME nominees to the management board and supervisory board of TV Wisla and EndemolNeovision Sp. Zo.o. of their respective duties during the fiscal year 1997.

                  5.14. Public Announcements. On the date hereof, following the completion of the deliveries and actions set forth in Section 2 hereof, the parties will issue the joint press release set forth as Exhibit L hereto. Except as required by law or the regulations of any stock exchange, and except for communications with shareholders and market analysts conducted in the regular course of business, ITI Holdings shall not make, and will not allow any of its Affiliates to make, any other public announcement in respect of the transactions provided herein without the prior written consent of CME, in which case CME shall have the right to review such public announcement prior to publication.

                  6. Certain Representations and Covenants of CME.

                  6.1. Representations Relating to Programming Contracts. CME represents and warrants to ITI Holdings as follows:

                  (a) Schedule 5.1(a) contains a true and complete list of all currently outstanding programming commitments entered into by CME and/or its Affiliates on behalf of TVN and Federation.

                  (b) All amounts identified in Schedule 5.1(a) as having been paid by CME and/or its Affiliates, including any related taxes required to be paid by CME or its Affiliates, have been so paid.

                  (c) The amounts identified in Schedule 5.1(a) as being outstanding to distributors are the only amounts currently due from CME and/or its Affiliates under the Programming Contracts.

                  (d) To the knowledge of CME, all of the Programming Contracts are in full force and effect and constitute the valid and binding obligations of the parties thereto, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights, and general principles of equity.

                  (e) To the knowledge of CME, none of the other parties to the Programming Contracts is in default of their obligations to CME and/or its Affiliates.

                  6.2. Representations Relating to Satellite Contracts. CME represents and warrants to ITI Holdings as follows:

                  (a) The Satellite Contracts, true and complete copies of which have previously been furnished to ITI Holdings, constitute the only currently outstanding commitments undertaken by CME or any of its Affiliates with regard to the use of the Hot Bird 3 and Hot Bird 5 satellites.

                  (b) All amounts due and payable through November 30, 1998 under the Satellite Contracts have been paid by CME and/or its Affiliates.

                  (c) To the knowledge of CME, the Satellite Contracts are in full force and effect and constitute the valid and binding obligations of the parties thereto, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights, and general principles of equity.

                  (d) To the knowledge of CME, none of the other parties to the Satellite Contracts is in default of their obligations to CME and/or its Affiliates.

                  6.3. Public Announcements. On the date hereof, following the completion of the deliveries and actions set forth in Section 2 hereof, the parties will issue the joint press release set forth as Exhibit L hereto. Except as required by law or the regulations of any stock exchange, and except for communications with shareholders and market analysts conducted in the regular course of business, CME shall not make, and will not allow any of its Affiliates to make, any other public announcement in respect of the transactions provided herein without the prior written consent of ITI Holdings, in which case ITI Holdings shall have the right to review such public announcement prior to publication.

                  7.       Miscellaneous.

                  7.1. Definitions. In this Agreement, the following terms shall have the following respective meanings:

                  "Affiliate" means, with regard to any person, any other person who, individually or as a part of a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, controls, is controlled by or is under common control with, such person, provided that for purposes of this Agreement Federation and TVN shall not be considered to be Affiliates of CME.

                  "Agreement" means this Sale and Purchase Agreement, including any exhibits and schedules hereto, as it may be supplemented or amended from time to time in accordance with its terms.

                  "BPH Guarantee" shall have the meaning assigned to it in Recital G.

                  "BPH Guarantee Release" shall have the meaning assigned to it in Section 2(m).

                  "BRE Guarantee" shall have the meaning assigned to it in Recital G.

                  "BRE Guarantee Release" shall have the meaning assigned to it in Section 2(n).

                  "BT" shall have the meaning assigned to it in Section 5.1(b).

                  "Claimant" shall have the meaning assigned to it in Section 7.3(b).

                  "CME" shall have the meaning assigned to it in the preamble.

                  "CME Development" shall have the meaning assigned to it in Recital F.

                  "CME Media" shall have the meaning assigned to it in Recital
         A.

                  "CME Poland" shall have the meaning assigned to it in Recital
         A.

                  "CME Programming" shall have the meaning assigned to it in Recital E.

                  "CMEPS BV" shall have the meaning assigned to it in Recital E.

                  "CME Release" shall have the meaning assigned to it in Section 2(o).

                  "Conversion Amount" shall have the meaning assigned to it in
         Section 3.4.

                  "Event of Default" shall have the meaning assigned to it in
         Section 3.12.

                  "Exchange Notes" shall have the meaning assigned to it in
         Section 3.10.

                  "Federation" shall have the meaning assigned to it in Recital
         A.

                  "Federation Guarantee" shall have the meaning assigned to it in Recital C.

                  "Federation Loans" shall have the meaning assigned to it in Recital C.

                  "Federation Management Agreement" shall have the meaning assigned to it in Recital F.

                  "Federation Release" shall have the meaning assigned to it in
         Section 2(p).

                  "Federation Shares" shall have the meaning assigned to it in Recital A.

                  "Final Maturity Date" shall have the meaning assigned to it in
         Section 3.1.

                  "FT" shall have the meaning assigned to it in Section 5.1(b).

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including, without limitation, the European Union.

                  "Holder" shall have the meaning assigned to it in Section 3.3.

                  "Hot Bird 3 Contract" shall have the meaning assigned to it in
         Section 5.1(b).

                  "Hot Bird 5 Contract" shall have the meaning assigned to it in
         Section 5.1(b).

                  "Interlink" shall have the meaning assigned to it in Section 5.3.

                  "ITI Holdings" shall have the meaning assigned to it in the preamble.

                  "ITI Holdings Release" shall have the meaning assigned to it in Section 2(o).

                  "ITI Media" shall have the meaning assigned to it in Recital
         B.

                  "ITI Media Shares" shall have the meaning assigned to it in Recital B.

                  "ITI Ordinary Shares" shall have the meaning assigned to it in
         Section 3.3.

                  "ITI TV" shall have the meaning assigned to it in Section 1.

                  "Liabilities" shall have the meaning assigned to it in Section 5.1(d).

                  "Liens" shall mean any liens, pledges, mortgages, encumbrances or other adverse claims.

                  "Mandatory Redemption Amount" shall have the meaning assigned to it in Section 3.8.

                  "Market Price" shall have the meaning assigned to it in
         Section 3.6.

                  "Neovision" shall have the meaning assigned to it in Recital
         B.

                  "Neovision Shares" shall have the meaning assigned to it in Recital B.

                  "Non-ITI Holder" shall have the meaning assigned to it in
         Section 3.8.

                  "Optional Redemption Amount" shall have the meaning assigned to it in Section 3.9.

                  "Person" means, an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

                  "Programming Contracts" shall have the meaning assigned to it in Section 5.1(a).

                  "Philips" shall have the meaning assigned to it in Section
         5.2.

                  "Philips Agreement" shall have the meaning assigned to it in
         Section 5.2.

                  "Programming Notes" shall have the meaning assigned to it in
         Section 2(k).

                  "Request" shall have the meaning assigned to it in Section 7.3(b).

                  "Respondent" shall have the meaning assigned to it in Section 7.3(b)

                  "Satellite Contracts" shall have the meaning assigned to it in
         Section 5.1(b).

                  "Senior Convertible Notes" shall have the meaning assigned to it in Section 2(j).

                  "Subsidiary" means, as to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

                  "Termination Agreements" shall have the meaning assigned to it in Section 2(r).

                  "Transaction Document" means this Agreement, the Senior Convertible Notes, the BPH Guarantee Release, the BRE Guarantee Release, the CME Release, the ITI Holdings Release, the TVN Release, the Federation Release, the Termination Agreements, and each other document, agreement, certificate or instrument to be executed and delivered in connection with the transactions referred to herein.

                  "TVN" shall have the meaning assigned to it in Recital A.

                  "TVN Loans" shall have the meaning assigned to it in Recital
         D.

                  "TVN Management Agreement" shall have the meaning assigned to it in Recital F.

                  "TVN Release" shall have the meaning assigned to it in Section 2(p).

                  "TVN Shares" shall have the meaning assigned to it in Recital
         A.

                  "Unidome" shall have the meaning assigned to it in Section 1.

                  "1996 Act" shall have the meaning assigned to it in Section 7.3(f).

                  7.2. Tax Matters. (a) CME and ITI Holdings have agreed on the allocation of the consideration received by CME and its Affiliates hereunder, and the parties shall use such allocation for all tax reporting purposes.

                  (b) ITI Holdings shall permit CME to control any United States tax audit, examination or administrative or judicial proceeding concerning any of Neovision, TVN, ITI Media and Federation with respect to any taxable period ending before or including the date hereof. ITI Holdings shall execute such documents as CME may reasonably request to enable CME to exercise such control.

                  (c) CME and ITI Holdings shall, and shall cause each of their respective Affiliates to, cooperate with each other, and shall supply information to each other as may reasonably be requested, in connection with compliance with tax filing requirements, defending against tax audits and other legitimate matters relating to taxes.

                  (d) If any amounts payable under this Agreement are subject to deduction or withholding on account of taxes, the relevant payor shall pay such additional amounts as may be necessary such that, after taking into account such withholding, the recipient receives the amount it would have received had no such deduction or withholding been imposed.

                  7.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of law rules thereof.

                  7.4. Arbitration. (a) General. Subject to Section 7.4(g), any controversy or claim arising out of or relating to this Agreement or the Senior Convertible Notes, including any question regarding their respective existence, validity, interpretation or breach, shall be settled by arbitration. The arbitration shall be held in London, England and, except to the extent inconsistent with this Agreement, shall be conducted in accordance with the Rules of the LCIA Arbitration International in effect at the time of the arbitration. The arbitration shall be conducted in the English language. The arbitration proceedings, all documents and all testimony, written or oral, produced in connection therewith, and the arbitration award shall be confidential.

                  (b) Selection of the Arbitrators. The arbitration tribunal shall consist of three arbitrators each of whom shall be a practicing lawyer or professor of law. The party initiating arbitration (the "Claimant") shall nominate its arbitrator in its request for arbitration (the "Request"). The other party (the "Respondent") shall nominate its arbitrator within 30 days of receipt of the Request (whether the Request is received from the Claimant or from the LCIA Arbitration International ) and shall notify the Claimant of such nomination in writing. If the Respondent fails to nominate an arbitrator within such 30-day period, the arbitrator named in the Request shall decide the controversy or claim as a sole arbitrator. Otherwise, the two arbitrators nominated by the parties shall nominate a third arbitrator within 30 days after the Respondent has notified Claimant of the nomination of the Respondent's arbitrator. When the arbitrators nominated by the Claimant and Respondent have nominated a third arbitrator and the third arbitrator has accepted the nomination, the two arbitrators shall promptly notify the parties of the nomination of the third arbitrator. If the two arbitrators nominated by the parties fail or are unable so to nominate a third arbitrator and so notify the parties, either party may request the LCIA Arbitration International to appoint the third arbitrator. The LCIA Arbitration International shall select the third arbitrator within 30 days after such request, and shall thereafter notify the parties of the appointment of the tribunal. The third arbitrator shall act as Chairman of the tribunal.

                  (c) Interim Orders. In addition to the authority conferred on the arbitrators by the Rules of the LCIA Arbitration International and by law, the arbitrators shall have the authority to order such discovery and production of documents, including the deposition of party witnesses, and to make such orders for interim relief, including injunctive relief, as they deem just and equitable.

                  (d) The Award. The arbitral award may grant any relief available under the applicable law, including, without limitation, specific performance. The arbitral award shall state the reasons for the award and relief granted, shall be final and binding on the parties to the arbitration, and may include an award of costs, including reasonable attorneys' fees and disbursements.

                  (e) Specific Enforcement. The foregoing agreement to arbitrate shall be specifically enforceable.

                  (f) No Appeal. The parties expressly agree that leave to appeal under section 69 of the English Arbitration Act 1996 (the "1996 Act") may not be sought with respect to any question of law arising from an award, nor application made under 45 of the 1996 Act with respect to any question of law.

                  (g) Notwithstanding anything in this Section 7.4 to the contrary, any disagreement as to the Mandatory Redemption Premium set forth in the last sentence of Section 3.8, will be submitted for definitive resolution by Louis Begley, Esq., acting ex aequo et bono, the parties hereby agreeing irrevocably to discharge him and Debevoise & Plimpton and indemnify each of them from any claim, liability or loss with regard to such determination as he may make.

                  7.5. Amendment, Assignment, etc. Neither this Agreement nor any term hereof may be amended, changed, waived, discharged or terminated orally, except by an instrument in writing, signed by the party against which enforcement of such amendment, change, waiver, discharge or termination is sought. This Agreement shall inure to the benefit of CME and ITI Holdings, their heirs, personal representatives, successors and assigns and shall be binding upon CME and ITI Holdings and their respective successors and assigns. ITI Holdings may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of CME. CME may assign and transfer this Agreement or any of its rights hereunder to any person to whom any Senior Convertible Note is transferred, to any Affiliate of CME, and to any successor of CME (including without limitation any person to whom CME may transfer all or substantially all of its assets), provided that CME shall notify ITI Holdings in writing of any such assignment by it.

                  7.6. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be in writing and shall be deemed validly given when received (or, if not received on a day that is a business day in the location of receipt, on the first such business day following such receipt) and may be given by hand delivery, telecopy or courier mail:

                           if to ITI Holdings, at:

                           ITI Holdings S.A.
                           16 rue Eugene Ruppert
                           L-2453 Luxembourg

                           with a copy to:

                           ITI Management Ltd.
                           Beustweg 12
                           8032 Zurich
                           Switzerland

                           telecopy number: 011-41-1-258-8899

                           if to CME, at:

                           c/o CME Development Corporation
                           18 D'Arblay Street
                           London WIV 3FP
                           England
                           Attention:  Legal Department
                           telecopy number:  011-44-171-292-7948

                           with a copy to:

                           Debevoise & Plimpton
                           875 Third Avenue
                           New York, NY 10022
                           Attention:  Louis Begley
                           telecopy number:  (212) 909-6836

or at such other addresses and telecopy numbers as any of the parties may designate by written notice to the other parties hereto.

                  7.7. Survival. The representations and warranties of the parties hereto contained in this Agreement and in any Transaction Document shall survive the Closing hereunder until the third anniversary hereof.

                  7.8. Expenses. Except as otherwise specifically provided in this Agree ment, each party hereto shall pay all its own costs and expenses incident to this Agreement and the transactions contemplated hereby, including legal and accounting fees and disbursements.

                  7.9. Severability; Invalidity. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agree ment in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

                  7.10. No Third Party Beneficiaries. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

                  7.11. Translation. This Agreement has been concluded in the English language and in the event of any inconsistency between the original English version and any translation, such English version shall govern.

                  7.12. Further Assurances. Each of ITI Holdings and CME will cause to be promptly and duly taken, executed, acknowledged and delivered all such further actions, documents and assurances as may from time to time reasonably be required in order to carry out the intent and the purposes of this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby.

                  7.13. Integration; Section Headings; Counterparts; Agency; etc. This Agreement (including the schedules and exhibits hereto) and the other documents delivered pursuant hereto constitute the entire agreement of the parties relating to the subject matter hereof and supersede any and all prior agreements, arrangements and understandings relating thereto. The section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any transaction contemplated herein shall create the relationship of partners, joint venturers or principal and agent among the parties hereto or any of their respective Affiliates, except as expressly provided herein or therein. None of the parties hereto have any authority to represent or bind the other parties in any manner whatever, except as provided expressly herein or otherwise agreed in writing among the parties.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                      INTERNATIONAL TRADING AND
                                        INVESTMENTS HOLDINGS S.A.

                                      By: /s/ Bruno Valsangiacomo
                                         --------------------------------
                                      Name:  Bruno Valsangiacomo
                                      Title:

                                      CENTRAL EUROPEAN MEDIA
                                        ENTERPRISES LTD.

                                      By: /s/ Michel Delloye
                                         --------------------------------
                                      Name:  Michel Delloye
                                      Title:  President and Chief Executive
                                              Officer

                                                                       Exhibit A

                        [FORM OF SENIOR CONVERTIBLE NOTE]

               INTERNATIONAL TRADING AND INVESTMENT HOLDINGS S.A.

                             SENIOR CONVERTIBLE NOTE
                              DUE DECEMBER 10, 2001

U.S. $_____________                                           December 10, 1998


                  International Trading and Investment Holdings S.A., a company organized under the laws of Luxembourg (the "Company"), for value received and intending to be legally bound, hereby unconditionally promises to pay to the registered holder hereof, in immediately available funds, the principal sum hereof on December 10, 2001 upon presentation and surrender of this Note, and to pay interest on such amount at a rate of 5% per annum, from and including December 10, 1998 to but excluding December 10, 2001. Interest shall be payable semiannually in arrears on June 10, 1999 and December 10 1999 and thereafter quarterly in arrears on March 10, June 10, September 10 and December 10 of years 2000 and 2001.

                  This Note is one of the Senior Convertible Notes of the Company issued in the original aggregate principal amount of U.S. $40,000,000 pursuant to the Sale and Purchase Agreement dated December 10, 1998 (the "Agreement") between the Company and Central European Media Enterprises Ltd. and is subject to the applicable provisions of the Agreement as though they were fully set out herein. Reference is made to the Agreement for a statement of the rights and benefits accruing to the holder of this Note, including, without limitation, a statement of the circumstances in which and the terms upon which this Note may be converted into Ordinary Shares of ITI (as defined in the Agreement).

                  Notwithstanding any provision of this Note or the Agreement to the contrary, it is the intent of the Company and the holder that the holder shall not at any time be entitled to receive, collect or apply, and the Company and the holder shall not be deemed to have contracted for, as interest on the principal indebtedness evidenced hereby, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and in the event the holder ever receives, collects or applies as interest any such excess, such excess shall be deemed partial payment of the principal indebtedness evidenced hereby, and if such principal shall be paid in full, any such excess shall forthwith be paid to the Company.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever, to the extent permitted by applicable law. The nonexercise by the holder of this Note of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

                  This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

                  This Note and the rights and obligations of the parties hereunder shall be governed and construed in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

                  THE COMPANY AND THE HOLDER HEREOF AGREE THAT ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS NOTE WILL BE FINALLY SETTLED BY ARBITRATION AS SET FORTH IN THE AGREEMENT.

                  THE COMPANY WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE, SET-OFF OR COUNTERCLAIM OF ANY NATURE WITH RESPECT TO THIS NOTE, INCLUDING BUT NOT LIMITED TO ANY DEFENSE, SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION IN CONNECTION WITH THE PAYMENT OF THE INDEBTEDNESS EVIDENCED HEREUNDER IN WHICH THE HOLDER SHALL BE AN ADVERSE PARTY. FURTHERMORE, WITHOUT LIMITING THE FOREGOING, THE COMPANY WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY STATUTE OF LIMITATIONS OR ANY CLAIM OF LACHES.

                                            INTERNATIONAL TRADING AND
                                            INVESTMENT HOLDINGS S.A.

                                            By_______________________________
                                              Name:
                                              Title:

                                                                       Exhibit B

                        AGREEMENT FOR THE SALE OF SHARES

                  This Agreement has been concluded on December 10, 1998 in London, England between CME MEDIA ENTERPRISES B.V., having its seat in Amsterdam (the "Seller"), represented by Erik T. Moe, by power of attorney, and ITI TV HOLDINGS Sp. z o.o., having its seat in Warsaw, Poland (the "Buyer"), represented by Romano Faconi, by power of attorney (each of the Seller and the Buyer are referred to herein as a "Party" and collectively, the "Parties").

                                    WHEREAS:

                  A. The Seller is the owner of 184,800 shares, each with a nominal value of PLN 100.00 (one hundred zlotys) in the share capital of TVN Sp. z o.o., a limited liability company having its seat in Warsaw; and

                  B. TVN Sp. z o.o. is duly existing under Polish law and registered in the Commercial Register of the District Court in Warsaw (the "Company");

                  NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

                                    Article 1
                                 Sale of Shares

         1. The Seller hereby sells and the Buyer hereby buys 184,800 shares in the share capital of the Company, together with all shareholder rights and claims attached thereto (the "Shares").

         2. The total price for the Shares is PLN 38,687,659.50, which is the equivalent, as of the date of this Agreement, of USD 11,053,617.00.

         3. The Seller hereby acknowledges receipt of the total purchase price for the Shares.

         4. The Buyer acquires ownership of the Shares upon receipt by the Seller of the total purchase price referred to in point 1. of this Article 1.

                                    Article 2
                  Representations and Warranties of the Seller

                  The Seller hereby warrants and represents to the Buyer as follows:

         1. The Shares being sold pursuant to this Agreement are owned by the Seller and are free of any pledges, securities or other encumbrances existing under the law or under agreements concluded with third parties.

         2. The Seller has full power, legal authority and all necessary consents and approvals to enter into this Agreement and all transactions contemplated hereunder.

                                    Article 3
                   Representations and Warranties of the Buyer

                  The Buyer hereby warrants and represents to the Seller that it is fully authorized and properly empowered to conclude and perform this Agreement and that the obligations contained herein are legally valid and binding upon the Buyer.

                                    Article 4
                  Applicable Law and Settlement of the Disputes

                  1. This Agreement is subject of the Polish law. The provisions of the Polish Commercial Code and Civil Code shall apply to all matters not regulated by this Agreement.

                  2. Any controversy or claim arising out of or relating to this Agree ment, including any question regarding its existence, validity, interpretation or breach, shall be settled by arbitration. The arbitration shall be held in London, England and, except to the extent inconsistent with this Agreement, shall be conducted in accordance with the Rules of the LCIA Arbitration International in effect at the time of the arbitration. The arbitration shall be conducted in the English language. The arbitration proceedings, all documents and all testimony, written or oral, produced in connection therewith, and the arbitration award shall be confidential.

                  3. The arbitration tribunal shall consist of three arbitrators each of whom shall be a practicing lawyer or professor of law. The party initiating arbitration (the "Claimant") shall nominate its arbitrator in its request for arbitration (the "Request"). The other party (the "Respondent") shall nominate its arbitrator within 30 days of receipt of the Request (whether the Request is received from the Claimant or from the LCIA Arbitration International ) and shall notify the Claimant of such nomination in writing. If the Respondent fails to nominate an arbitrator within such 30-day period, the arbitrator named in the Request shall decide the controversy or claim as a sole arbitrator. Otherwise, the two arbitrators nominated by the parties shall nominate a third arbitrator within 30 days after the Respondent has notified Claimant of the nomination of the Respondent's arbitrator. When the arbitrators nominated by the Claimant and Respondent have nominated a third arbitrator and the third arbitrator has accepted the nomination, the two arbitrators shall promptly notify the parties of the nomination of the third arbitrator. If the two arbitrators nominated by the parties fail or are unable so to nominate a third arbitrator and so notify the parties, either party may request the LCIA Arbitration International to appoint the third arbitrator. The LCIA Arbitration International shall select the third arbitrator within 30 days after such request, and shall thereafter notify the parties of the appointment of the tribunal. The third arbitrator shall act as Chairman of the tribunal.

                  4. In addition to the authority conferred on the arbitrators by the Rules of the LCIA Arbitration International and by law, the arbitrators shall have the authority to order such discovery and production of documents, including the deposition of party witnesses, and to make such orders for interim relief, including injunctive relief, as they deem just and equitable.

                  5. The arbitral award may grant any relief available under the applicable law, including, without limitation, specific performance. The arbitral award shall state the reasons for the award and relief granted, shall be final and binding on the parties to the arbitration, and may include an award of costs, including reasonable attorneys' fees and disbursements.

                  6. The foregoing agreement to arbitrate shall be specifically enforceable.

                  7. The Parties expressly agree that leave to appeal under
section 69 of the English Arbitration Act 1996 (the "1996 Act") may not be sought with respect to any question of law arising from an award, nor application made under 45 of the 1996 Act with respect to any question of law.

                                    Article 5
                             Confidentiality Clause

                  1. Each party to this Agreement undertakes not to disclose to any third person any information relating to the other Party or the Company that is not available to the public.

                  2. The restriction set out in point 1. of this Article 5 shall not apply to the disclosure of information to governmental agencies to the extent required by the law.

                                    Article 6
                                Final Provisions

                  1. The Buyer shall bear the stamp duty payable in Poland associated with this Agreement.

                  2. Concurrently with the execution of this Agreement, the Seller shall execute and deliver to the Buyer a letter to the Management Board of the Company set forth in Attachment 1 hereto, and the Buyer shall promptly deliver such letter to the Management Board of the Company.

                  3. Any amendment to this Agreement must be in writing and shall require mutual consent of the Parties, upon pain of invalidity.

                  4. This Agreement has been executed in three original counterparts in the English language. The Seller shall receive one original of this Agreement and the Buyer shall receive two such counterparts.

                  NOW, IN WITNESS WHEREOF the Parties have executed this Agreement by their duly authorized representatives

FOR THE SELLER                                       FOR THE BUYER

---------------------------                          ---------------------------
Name:   Erik T. Moe                                  Name:   Romano Fanconi
Title:  Attorney in Fact                             Title:  Attorney in Fact

                                                       Attachment 1 to Exhibit B

                   [Letterhead of CME Media Enterprises B.V.]

December 10, 1998

Management Board of TVN Sp. z o.o.
02-981 Warsaw
ul. Augustowka 3
Poland

Dear Sirs:

         This is to inform you that CME Media Enterprises B.V. has sold today all of its shares in TVN Sp. z o.o. to ITI TV Holdings Sp. z .o.o and is no longer a shareholder of TVN Sp. z o.o.


Sincerely,


--------------------------
Name:  Michel Delloye
Title: Managing Director

                                                                       Exhibit C

                        AGREEMENT FOR THE SALE OF SHARES

                  This Agreement has been concluded on December 10, 1998 in London, England between CME POLAND B.V., having its seat in Amsterdam (the "Seller"), represented by Erik T. Moe, by power of attorney, and UNIDOME BEHEER B.V., having its seat in Amsterdam (the "Buyer"), represented by Romano Fanconi, by power of attorney (each of the Seller and the Buyer are referred to herein as a "Party" and collectively, the "Parties").

                                    WHEREAS:

                  A. The Seller is the owner of 364,584 shares, each with a nominal value of PLN 50.00 (fifty zlotys) in the share capital of Federacja Sp. z o.o., a limited liability company having its seat in Warsaw; and

                  B. Federacja Sp. z o.o. is duly existing under Polish law and registered in the Commercial Register of the District Court in Warsaw (the "Company");

                  NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

                                    Article 1
                                 Sale of Shares

         1. The Seller hereby sells and the Buyer hereby buys 364,584 shares in the share capital of the Company, together with all shareholder rights and claims attached thereto (the "Shares").

         2. The total price for the Shares is PLN3.50, which is the equivalent, as of the date of this Agreement, of USD1.00.

         3. The Seller hereby acknowledges receipt of the total purchase price for the Shares.

         4. The Buyer acquires ownership of the Shares upon receipt by the Seller of the total purchase price referred to in point 1. of this Article 1.

                                    Article 2
                  Representations and Warranties of the Seller

                  The Seller hereby warrants and represents to the Buyer as follows:

         1. The Shares being sold pursuant to this Agreement are owned by the Seller and are free of any pledges, securities or other encumbrances existing under the law or under agreements concluded with third parties.

         2. The Seller has full power, legal authority and all necessary consents and approvals to enter into this Agreement and all transactions contemplated hereunder.

                                    Article 3
                   Representations and Warranties of the Buyer

                  The Buyer hereby warrants and represents to the Seller that it is fully authorized and properly empowered to conclude and perform this Agreement and that the obligations contained herein are legally valid and binding upon the Buyer.

                                    Article 4
                  Applicable Law and Settlement of the Disputes

                  1. This Agreement is subject of the Polish law. The provisions of the Polish Commercial Code and Civil Code shall apply to all matters not regulated by this Agreement.

                  2. Any controversy or claim arising out of or relating to this Agree ment, including any question regarding its existence, validity, interpretation or breach, shall be settled by arbitration. The arbitration shall be held in London, England and, except to the extent inconsistent with this Agreement, shall be conducted in accordance with the Rules of the LCIA Arbitration International in effect at the time of the arbitration. The arbitration shall be conducted in the English language. The arbitration proceedings, all documents and all testimony, written or oral, produced in connection therewith, and the arbitration award shall be confidential.

                  3. The arbitration tribunal shall consist of three arbitrators each of whom shall be a practicing lawyer or professor of law. The party initiating arbitration (the "Claimant") shall nominate its arbitrator in its request for arbitration (the "Request"). The other party (the "Respondent") shall nominate its arbitrator within 30 days of receipt of the Request (whether the Request is received from the Claimant or from the LCIA Arbitration International ) and shall notify the Claimant of such nomination in writing. If the Respondent fails to nominate an arbitrator within such 30-day period, the arbitrator named in the Request shall decide the controversy or claim as a sole arbitrator. Otherwise, the two arbitrators nominated by the parties shall nominate a third arbitrator within 30 days after the Respondent has notified Claimant of the nomination of the Respondent's arbitrator. When the arbitrators nominated by the Claimant and Respondent have nominated a third arbitrator and the third arbitrator has accepted the nomination, the two arbitrators shall promptly notify the parties of the nomination of the third arbitrator. If the two arbitrators nominated by the parties fail or are unable so to nominate a third arbitrator and so notify the parties, either party may request the LCIA Arbitration International to appoint the third arbitrator. The LCIA Arbitration International shall select the third arbitrator within 30 days after such request, and shall thereafter notify the parties of the appointment of the tribunal. The third arbitrator shall act as Chairman of the tribunal.

                  4. In addition to the authority conferred on the arbitrators by the Rules of the LCIA Arbitration International and by law, the arbitrators shall have the authority to order such discovery and production of documents, including the deposition of party witnesses, and to make such orders for interim relief, including injunctive relief, as they deem just and equitable.

                  5. The arbitral award may grant any relief available under the applicable law, including, without limitation, specific performance. The arbitral award shall state the reasons for the award and relief granted, shall be final and binding on the parties to the arbitration, and may include an award of costs, including reasonable attorneys' fees and disbursements.

                  6. The foregoing agreement to arbitrate shall be specifically enforceable.

                  7. The Parties expressly agree that leave to appeal under
section 69 of the English Arbitration Act 1996 (the "1996 Act") may not be sought with respect to any question of law arising from an award, nor application made under 45 of the 1996 Act with respect to any question of law.

                                    Article 5
                             Confidentiality Clause

                  1. Each party to this Agreement undertakes not to disclose to any third person any information relating to the other Party or the Company that is not available to the public.

                  2. The restriction set out in point 1. of this Article 5 shall not apply to the disclosure of information to governmental agencies to the extent required by the law.

                                    Article 6
                                Final Provisions

                  1. The Buyer shall bear the stamp duty payable in Poland associated with this Agreement.

                  2. Concurrently with the execution of this Agreement, the Seller shall execute and deliver to the Buyer a letter to the Management Board of the Company set forth in Attachment 1 hereto, and the Buyer shall promptly deliver such letter to the Management Board of the Company.

                  3. Any amendment to this Agreement must be in writing and shall require mutual consent of the Parties, upon pain of invalidity.

                  4. This Agreement has been executed in three original counterparts in the English language. The Seller shall receive one original of this Agreement and the Buyer shall receive two such counterparts.

                  NOW, IN WITNESS WHEREOF the Parties have executed this Agreement by their duly authorized representatives

FOR THE SELLER                                       FOR THE BUYER

---------------------------                          ---------------------------
Name:  Erik T. Moe                                   Name:  Romano Fanconi
Title:  Attorney in Fact                             Title:  Attorney in Fact

                                                       Attachment 1 to Exhibit C

                         [Letterhead of CME Poland B.V.]

December 10, 1998

Management Board of Federacja Sp. z o.o.
02-981 Warsaw
ul. Powsinska 4
Poland

Dear Sirs:

         This is to inform you that CME Poland B.V. has sold today all of its shares in Federacja Sp. z o.o. to Unidome Beheer B.V. and is no longer a shareholder of Federacja Sp. z o.o.


Sincerely,


------------------------
Name:  Michel Delloye
Title: Managing Director

                                                                     Exhibit D-1

                            SHARE TRANSFER AGREEMENT

The Undersigned,

1.       CME Media Enterprises B.V.
         Nieuwe Spiegelstraat 26
         1017 DG AMSTERDAM
         The Netherlands

         (hereinafter be referred to as: SELLER)

and

2.       International Trading and Investments Holdings S.A.
         16, rue Eugene Ruppert
         L-1014 Luxembourg
         LUXEMBOURG

(hereinafter to be referred to as: BUYER)

WHEREAS (A)                SELLER is holder of the full title of property of
                           19.600 (nineteen thousand six hundred) shares, numbered through 19.600, of nominally NLG 1,00 each in the capital of Neovision Holding B.V., a company formed and existing under the laws of Netherlands, (hereinafter to be referred to as: THE SHARES);

WHEREAS (B)                SELLER is desirous to sell THE SHARES to BUYER and
                           BUYER is desirous to buy THE SHARES from SELLER;

WHEREAS (C)                parties hereto wish to conclude an agreement to this
                           effect in writing;

NOW, THEREFORE, DO HEREBY DECLARE TO HAVE AGREED AS FOLLOWS:

                                    Article 1

The preambles constitute an integral part of this Agreement.

                                    Article 2

SELLER hereby declares to have sold to BUYER THE SHARES whereas BUYER hereby declares to have bought from SELLER THE SHARES, under the following stipulations and conditions:

1. the transfer price will be USD 1,00 (one United States Dollar) and has been paid by BUYER to SELLER and for which SELLER gives full discharge to BUYER;

2. the transfer of THE SHARES will be effectuated by notarial deed of transfer, to be passed before one of the civil law notaries of the office of Jacobse Hulsebosch Van Loenen & Doorduyn, with offices at Zoetermeer;

3. SELLER has the obligation to transfer THE SHARES in full and free property i.e. not subject to pledge, usufruct or any other encumbrance;

4. parties shall waive their rights of cancellation and annulment regarding this agreement in the notarial deed of transfer of THE SHARES;

5. as from today all profits and losses of THE SHARES are for the account of BUYER.

                                    Article 3

SELLER hereby constitutes and appoints BUYER as his true and lawful attorney in fact to act in his name, place and stead with respect to the exercising of the voting rights attached to THE SHARES.

                                    Article 4

This agreement will be governed by Dutch Law and any controversy or claim arising out of or relating to this Agreement, including any question regarding its existence, validity, interpretation or breach, shall be settled by arbitration. The arbitration shall be held in London, England and, except to the extent inconsistent with this Agreement, shall be conducted in accordance with the Rules of the LCIA Arbitration International in effect at the time of the arbitration. The arbitration shall be conducted in the English language. The arbitration proceedings, all documents and all testimony, written or oral, produced in connection therewith, and the arbitration award shall be confidential.

The arbitration tribunal shall consist of three arbitrators each of whom shall be a practicing lawyer or professor of law. The party initiating arbitration (the "Claimant") shall nominate its arbitrator in its request for arbitration (the "Request"). The other party (the "Respondent") shall nominate its arbitrator within 30 days of receipt of the Request (whether the Request is received from the Claimant or from the LCIA Arbitration International ) and shall notify the Claimant of such nomination in writing. If the Respondent fails to nominate an arbitrator within such 30-day period, the arbitrator named in the Request shall decide the controversy or claim as a sole arbitrator. Otherwise, the two arbitrators nominated by the parties shall nominate a third arbitrator within 30 days after the Respondent has notified Claimant of the nomination of the Respondent's arbitrator. When the arbitrators nominated by the Claimant and Respondent have nominated a third arbitrator and the third arbitrator has accepted the nomination, the two arbitrators shall promptly notify the parties of the nomination of the third arbitrator. If the two arbitrators nominated by the parties fail or are unable so to nominate a third arbitrator and so notify the parties, either party may request the LCIA Arbitration International to appoint the third arbitrator. The LCIA Arbitration International shall select the third arbitrator within 30 days after such request, and shall thereafter notify the parties of the appointment of the tribunal. The third arbitrator shall act as Chairman of the tribunal.

In addition to the authority conferred on the arbitrators by the Rules of the LCIA Arbitration International and by law, the arbitrators shall have the authority to order such discovery and production of documents, including the deposition of party witnesses, and to make such orders for interim relief, including injunctive relief, as they deem just and equitable.

The arbitral award may grant any relief available under the applicable law, including, without limitation, specific performance. The arbitral award shall state the reasons for the award and relief granted, shall be final and binding on the parties to the arbitration, and may include an award of costs, including reasonable attorneys' fees and disbursements.

The foregoing agreement to arbitrate shall be specifically enforceable.

The Parties expressly agree that leave to appeal under section 69 of the English Arbitration Act 1996 (the "1996 Act") may not be sought with respect to any question of law arising from an award, nor application made under 45 of the 1996 Act with respect to any question of law.

THUS SIGNED THIS 10th DAY OF DECEMBER 1998


--------------------------                           ---------------------------
CME Media Enterprises B.V.                           International Trading and
                                                     Investments Holdings S.A.

THE UNDERSIGNED


Neovision Holding B.V., declares to acknowledge the above-mentioned transfer of
19.600 shares in it's capital and to enter this transfer in the Company's Shareholders Register.


----------------------
Neovision Holding B.V.

                                                                     Exhibit D-2

                                      PROXY

The Undersigned,

                  CME Media Enterprises B.V.
                  Nieuwe Spiegelstraat 26
                  1017 DG AMSTERDAM
                  The Netherlands

hereby constitutes and appoints

Dumatrust Management Services B.V. any civil notary awaiting appointment of Notary office Jacobse Hulsebosch van Loenen & Doorduyn, Notarissen at Zoetermeer

as its true and lawful attorneys in fact to:

- sign the Share Purchase Agreement between International Trading and Investments Holdings S.A. and the Undersigned, regarding the transfer of 19.600 shares of nominally NLG 1,00 each in the capital of Neovision Holding B.V., a company formed and existing under the laws of the Netherlands;

- effectuate in the name, place and stead of the Undersigned the above-mentioned share transfer;

- sign the notarial deed of transfer relating to the above-mentioned transfer to be passed before one of the civil law notaries of Jacobse Hulsebosch Van Loenen & Doorduyn, with offices in Zoetermeer.

The attorneys in fact are hereby authorized and directed to carry out any and all acts and to execute in the name, place and stead of the Undersigned the notarial deed and any and all documents necessary for the above-mentioned purpose, with full power of substitution.

This proxy will be governed by Dutch Law.

Thus signed this 10th day of December 1998.



-----------------------------------
CME Media Enterprises B.V.

                                                                     Exhibit D-3

                                      PROXY

The Undersigned,

                  International Trading and Investments Holdings S.A. 16, rue Eugene Ruppert
                  L-1014 Luxembourg
                  LUXEMBOURG

hereby constitutes and appoints

Dumatrust Management Services B.V. any civil notary awaiting appointment of Notary office Jacobse Hulsebosch van Loenen & Doorduyn, Notarissen at Zoetermeer

as its true and lawful attorneys in fact to:

-        sign the Share Purchase Agreement between CME Media Enterprises B.V.
         and the Undersigned, regarding the transfer of 19.600 shares of nominally NLG 1,00 each in the capital of Neovision Holding B.V., a company formed and existing under the laws of the Netherlands;

- accept in the name, place and stead of the Undersigned the above-mentioned share transfer;

- sign the notarial deed of transfer relating to the above-mentioned transfer to be passed before one of the civil law notaries of Jacobse Hulsebosch Van Loenen & Doorduyn, with offices in Zoetermeer.

The attorneys in fact are hereby authorized and directed to carry out any and all acts and to execute in the name, place and stead of the Undersigned the notarial deed and any and all documents necessary for the above-mentioned purpose, with full power of substitution.

This proxy will be governed by Dutch Law.

Thus signed this 10th day of December 1998.



---------------------------------------------------
International Trading and Investments Holdings S.A.

                                                                     Exhibit D-4

                                   W A I V E R

The Undersigned,

Dumatrust Management Services B.V.

in its capacity of holder of the legal ownership of 1 share in the capital of Neovision Holding B.V.

hereby waives its preferential right in connection with the Purchase and Sale and Transfer of 19.600 shares in the capital of Neovision Holding B.V. from CME Media Enterprises B.V. to International Trading and Investments S.A.

Thus signed this 10th day of December, 1998



Dumatrust Management Services B.V.

                                                                     Exhibit E-1

                            SHARE TRANSFER AGREEMENT

The Undersigned,

1.       CME Poland B.V.
         Nieuwe Spiegelstraat 26
         1017 DG AMSTERDAM
         The Netherlands

         (hereinafter to be referred to as: SELLER)

and

2.       International Trading and Investments Holdings S.A.
         16, rue Eugene Ruppert
         L-1014 Luxembourg
         LUXEMBOURG

         (hereinafter to be referred to as: BUYER)

WHEREAS (A)                SELLER is holder of the full title of property of 600
                           (six hundred) shares, numbered 5.401 through 6.000, of nominally USD 1,00 each in the capital of ITI
                           Media Group N.V., a company formed and existing under the laws of the Netherlands Antilles, (hereinafter to be referred to as: THE SHARES);

WHEREAS (B)                SELLER is desirous to sell THE SHARES to BUYER and
                           BUYER is desirous to buy THE SHARES from SELLER;

WHEREAS (C)                parties hereto wish to conclude an agreement to this
                           effect in writing;

          NOW, THEREFORE, DO HEREBY DECLARE TO HAVE AGREED AS FOLLOWS:

                                    Article 1

The preambles constitute an integral part of this Agreement.

                                    Article 2

SELLER hereby declares to have sold to BUYER THE SHARES whereas BUYER hereby declares to have bought from SELLER THE SHARES, under the following stipulations and conditions:

1. the transfer price will be USD 10,000,000 and has been paid by BUYER to SELLER and for which SELLER gives full discharge to BUYER;

2. the transfer of THE SHARES will be effectuated by this deed of transfer;

3. SELLER has the obligation to transfer THE SHARES in full and free property i.e. not subject to pledge, usufruct or any other encumbrance;

4. parties shall waive their rights of cancellation and annulment regarding this agreement in the notarial deed of transfer of THE SHARES;

5. as from today all profits and losses of THE SHARES are for the account of BUYER.

                                    Article 3

This agreement will be governed by The Netherlands Antilles law and any controversy or claim arising out of or relating to this Agreement, including any question regarding its existence, validity, interpretation or breach, shall be settled by arbitration. The arbitration shall be held in London, England and, except to the extent inconsistent with this Agreement, shall be conducted in accordance with the Rules of the LCIA Arbitration International in effect at the time of the arbitration. The arbitration shall be conducted in the English language. The arbitration proceedings, all documents and all testimony, written or oral, produced in connection therewith, and the arbitration award shall be confidential.

The arbitration tribunal shall consist of three arbitrators each of whom shall be a practicing lawyer or professor of law. The party initiating arbitration (the "Claimant") shall nominate its arbitrator in its request for arbitration (the "Request"). The other party (the

"Respondent") shall nominate its arbitrator within 30 days of receipt of the Request (whether the Request is received from the Claimant or from the LCIA Arbitration International ) and shall notify the Claimant of such nomination in writing. If the Respondent fails to nominate an arbitrator within such 30-day period, the arbitrator named in the Request shall decide the controversy or claim as a sole arbitrator. Otherwise, the two arbitrators nominated by the parties shall nominate a third arbitrator within 30 days after the Respondent has notified Claimant of the nomination of the Respondent's arbitrator. When the arbitrators nominated by the Claimant and Respondent have nominated a third arbitrator and the third arbitrator has accepted the nomination, the two arbitrators shall promptly notify the parties of the nomination of the third arbitrator. If the two arbitrators nominated by the parties fail or are unable so to nominate a third arbitrator and so notify the parties, either party may request the LCIA Arbitration International to appoint the third arbitrator. The LCIA Arbitration International shall select the third arbitrator within 30 days after such request, and shall thereafter notify the parties of the appointment of the tribunal. The third arbitrator shall act as Chairman of the tribunal.

In addition to the authority conferred on the arbitrators by the Rules of the LCIA Arbitration International and by law, the arbitrators shall have the authority to order such discovery and production of documents, including the deposition of party witnesses, and to make such orders for interim relief, including injunctive relief, as they deem just and equitable.

The arbitral award may grant any relief available under the applicable law, including, without limitation, specific performance. The arbitral award shall state the reasons for the award and relief granted, shall be final and binding on the parties to the arbitration, and may include an award of costs, including reasonable attorneys' fees and disbursements.

The foregoing agreement to arbitrate shall be specifically enforceable.

The Parties expressly agree that leave to appeal under section 69 of the English Arbitration Act 1996 (the "1996 Act") may not be sought with respect to any question of law arising from an award, nor application made under 45 of the 1996 Act with respect to any question of law.

THUS SIGNED THIS 10th DAY OF DECEMBER 1998


--------------------------------                  ------------------------------
CME Poland B.V.                                   International Trading and
                                                  Investments Holdings S.A.

                                                                     Exhibit F-1

                       ASSIGNMENT OF RECEIVABLES AGREEMENT

This assignment of receivables agreement (the "Agreement") has been entered into on this 10th day of December 1998 by and between

CME Media Enterprises B.V., a limited liability company organized and operating under the laws of the Netherlands, with its registered seat at Nieuwe Spiegelstraat 26, 1017 DG Amsterdam, the Netherlands (hereinafter referred to as the "Assignor")

and

International Trading and Investments Holdings S.A. ("ITI"), a joint stock company organized and operating under the laws of Luxembourg, with its seat at 16 Rue Eugene Ruppert, Luxembourg (hereinafter referred to as the "Assignee").

WHEREAS:

A. TVN Sp. zo.o., a limited liability company organized and operating under the laws of the Republic of Poland with its seat at Augustowka Street 3, Warsaw, Poland (hereinafter referred to as the "Debtor"),owes the Assignor an aggregate amount of 607,962 U.S. Dollars in respect to certain payments made by Assignor on behalf of the Debtor (the "Receivables")

B. Pursuant to the terms of the Sale and Purchase Agreement dated December 10, 1998, entered into between Central European Media Enterprises Ltd. ("CME") and the Assignee, CME has undertaken an obligation to cause that the Assignor assigns to the Assignee the Receivables for the agreed upon consideration;

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.       Assignment

         For good and valuable consideration of USD 607,962, the receipt and sufficiency of which is hereby confirmed, the Assignor hereby irrevocably and unconditionally assigns to the Assignee the Receivables together with all accrued thereon interest and other payables and the Assignee hereby accepts such assignment.

2.       Notice of Assignment

         The Assignor shall forthwith execute a notice of assignment of the Loans addressed to the Debtor attached hereto.

3.       Costs and taxes

         Any transfer or stamp duties payable in connection with the execution of this Assignment Agreement shall be borne by the Assignee.

4.       Governing Law and Settlement of Disputes

         This agreement will be governed by Dutch law and any controversy or claim arising out of or relating to this Agreement, including any question regarding its existence, validity, interpretation or breach, shall be settled by arbitration. The arbitration shall be held in London, England and, except to the extent inconsistent with this Agreement, shall be conducted in accordance with the Rules of the LCIA Arbitration International in effect at the time of the arbitration. The arbitration shall be conducted in the English language. The arbitration proceedings, all documents and all testimony, written or oral, produced in connection therewith, and the arbitration award shall be confidential.

         The arbitration tribunal shall consist of three arbitrators each of whom shall be a practicing lawyer or professor of law. The party initiating arbitration (the "Claimant") shall nominate its arbitrator in its request for arbitration (the "Request"). The other party (the "Respondent") shall nominate its arbitrator within 30 days of receipt of the Request (whether the Request is received from the Claimant or from the LCIA Arbitration International ) and shall notify the Claimant of such nomination in writing. If the Respondent fails to nominate an arbitrator within such 30-day period, the arbitrator named in the Request shall decide the controversy or claim as a sole arbitrator. Otherwise, the two arbitrators nominated by the parties shall nominate a third arbitrator within 30 days after the Respondent has notified Claimant of the nomination of the Respondent's arbitrator. When the arbitrators nominated by the Claimant and Respondent have nominated a third arbitrator and the third arbitrator has accepted the nomination, the two arbitrators shall promptly notify the parties of the nomination of the third arbitrator. If the two arbitrators nominated by the parties fail or are unable so to nominate a third arbitrator and so notify the parties, either party may request the LCIA Arbitration International to appoint the third arbitrator. The LCIA Arbitration International shall select the third arbitrator within 30 days after such request, and shall thereafter notify the parties of the appointment of the tribunal. The third arbitrator shall act as Chairman of the tribunal.

         In addition to the authority conferred on the arbitrators by the Rules of the LCIA Arbitration International and by law, the arbitrators shall have the authority to order such discovery and production of documents, including the deposition of party witnesses, and to make such orders for interim relief, including injunctive relief, as they deem just and equitable.

         The arbitral award may grant any relief available under the applicable law, including, without limitation, specific performance. The arbitral award shall state the reasons for the award and relief granted, shall be final and binding on the parties to the arbitration, and may include an award of costs, including reasonable attorneys' fees and disbursements.

         The foregoing agreement to arbitrate shall be specifically enforceable.

         The Parties expressly agree that leave to appeal under section 69 of the English Arbitration Act 1996 (the "1996 Act") may not be sought with respect to any question of law arising from an award, nor application made under 45 of the 1996 Act with respect to any question of law.

CME Media Enterprises B.V.                International Trading and Investments
                                          Holdings S.A.

By:                                       By:
Name:                                     Name:
Title:                                    Title:

                              Notice of Assignment

December 10, 1998

To:      TVN Sp. z.o.o.
         ul. Augustowka 3
         Warszawa

CME Media Enterprises B.V. ("CME Media") hereby notifies that, pursuant to the Assignment Agreement dated December 10, 1998 between CME Media and ITI Holdings S.A. ("ITI"), CME Media has agreed and assigned to ITI all of its receivables in respect to certain payments made by CME Media on behalf of TVN in aggregate amount of 607,292 U.S. Dollars (the "Receivables").

In view of the above any payments related to the Receivables should be made by you directly to ITI pursuant to its instructions. ITI alone will be authorized and empowered to request the payment of the Loans and the Receivables.

CME Media Enterprises B.V.

By:
Name:
Title:

                                                                     Exhibit F-2

                       ASSIGNMENT OF RECEIVABLES AGREEMENT

This assignment of receivables agreement (the "Agreement") has been entered into on this 10th day of December 1998 by and between

CME Media Enterprises B.V., a limited liability company organized and operating under the laws of the Netherlands, with its registered seat at Nieuwe Spiegelstraat 26, 1017 DG Amsterdam, the Netherlands (hereinafter referred to as the "Assignor")

and

International Trading and Investments Holdings S.A. ("ITI"), a joint stock company organized and operating under the laws of Luxembourg, with its seat at 16 Rue Eugene Ruppert, Luxembourg (hereinafter referred to as the "Assignee").

WHEREAS:

A. Federacja Sp. z.o.o., a limited liability company organized and operating under the laws of the Republic of Poland with its seat at Federacja Sp. z.o.o. Warszawa Powsinska Street 4, Warsaw, Poland (hereinafter referred to as the "Debtor"), owes the Assignor an aggregate amount of 49,656 U.S. Dollars in respect to certain payments made by Assignor on behalf of the Debtor (the "Receivables")

B. Pursuant to the terms of the Sale and Purchase Agreement dated December 10, 1998, entered into between Central European Media Enterprises Ltd. ("CME") and the Assignee, CME has undertaken an obligation to cause that the Assignor assigns to the Assignee the Loans and the Receivables for the agreed upon consideration;

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.       Assignment

         For good and valuable consideration of USD 14,781, the receipt and sufficiency of which is hereby confirmed, the Assignor hereby irrevocably and unconditionally assigns to the Assignee the Receivables and the Assignee hereby accepts such assignment.

2.       Notice of Assignment

         The Assignor shall forthwith execute a notice of assignment of the Loans addressed to the Debtor attached hereto.

3.       Costs and taxes

         Any transfer or stamp duties payable in connection with the execution of this Assignment Agreement shall be borne by the Assignee.

4.       Governing Law and Settlement of Disputes

         This agreement will be governed by Dutch law and any controversy or claim arising out of or relating to this Agreement, including any question regarding its existence, validity, interpretation or breach, shall be settled by arbitration. The arbitration shall be held in London, England and, except to the extent inconsistent with this Agreement, shall be conducted in accordance with the Rules of the LCIA Arbitration International in effect at the time of the arbitration. The arbitration shall be conducted in the English language. The arbitration proceedings, all documents and all testimony, written or oral, produced in connection therewith, and the arbitration award shall be confidential.

         The arbitration tribunal shall consist of three arbitrators each of whom shall be a practicing lawyer or professor of law. The party initiating arbitration (the "Claimant") shall nominate its arbitrator in its request for arbitration (the "Request"). The other party (the "Respondent") shall nominate its arbitrator within 30 days of receipt of the Request (whether the Request is received from the Claimant or from the LCIA Arbitration International ) and shall notify the Claimant of such nomination in writing. If the Respondent fails to nominate an arbitrator within such 30-day period, the arbitrator named in the Request shall decide the controversy or claim as a sole arbitrator. Otherwise, the two arbitrators nominated by the parties shall nominate a third arbitrator within 30 days after the Respondent has notified Claimant of the nomination of the Respondent's arbitrator. When the arbitrators nominated by the Claimant and Respondent have nominated a third arbitrator and the third arbitrator has accepted the nomination, the two arbitrators shall promptly notify the parties of the nomination of the third arbitrator. If the two arbitrators nominated by the parties fail or are unable so to nominate a third arbitrator and so notify the parties, either party may request the LCIA Arbitration International to appoint the third arbitrator. The LCIA Arbitration International shall select the third arbitrator within 30 days after such request, and shall thereafter notify the parties of the appointment of the tribunal. The third arbitrator shall act as Chairman of the tribunal.

         In addition to the authority conferred on the arbitrators by the Rules of the LCIA Arbitration International and by law, the arbitrators shall have the authority to order such discovery and production of documents, including the deposition of party witnesses, and to make such orders for interim relief, including injunctive relief, as they deem just and equitable.

         The arbitral award may grant any relief available under the applicable law, including, without limitation, specific performance. The arbitral award shall state the reasons for the award and relief granted, shall be final and binding on the parties to the arbitration, and may include an award of costs, including reasonable attorneys' fees and disbursements.

         The foregoing agreement to arbitrate shall be specifically enforceable.

         The Parties expressly agree that leave to appeal under section 69 of the English Arbitration Act 1996 (the "1996 Act") may not be sought with respect to any question of law arising from an award, nor application made under 45 of the 1996 Act with respect to any question of law.

CME Media Enterprises B.V.               International Trading and Investments
                                         Holdings S.A.

By:                                      By:
Name:                                    Name:
Title:                                   Title:

                              Notice of Assignment

December 10, 1998

To:      Federacja Sp. z.o.o.
         ul. Powsinska 4
         Warszawa

CME Media Enterprises B.V. ("CME Media") hereby notifies that, pursuant to the Assignment Agreement dated December 10, 1998 between CME Media and ITI Holdings S.A. ("ITI"), CME Media has agreed and assigned to ITI all of its receivables in respect to certain payments made by CME Media on behalf of Federacja in aggregate amount of 49,656 U.S. Dollars (the "Receivables").

In view of the above any payments related to the Receivables should be made by you directly to ITI pursuant to its instructions. ITI alone will be authorized and empowered to request the payment of the Receivables.

CME Media Enterprises B.V.

By:
Name:
Title:

                                                                     Exhibit F-3

                       ASSIGNMENT OF RECEIVABLES AGREEMENT

This assignment of receivables agreement (the "Agreement") has been entered into on this 10th day of December 1998 by and between

CME Poland B.V., a limited liability company organized and operating under the laws of the Netherlands, with its registered seat at Nieuwe Spielgelstraat 26, 1017 DG Amsterdam, the Netherlands (hereinafter referred to as the "Assignor")

and

International Trading and Investments Holdings S.A. ("ITI"), a joint stock company organized and operating under the laws of Luxembourg, with its seat at 16 Rue Eugene Ruppert, Luxembourg (hereinafter referred to as the "Assignee").

WHEREAS:

A. The Assignor has extended to Federacja Sp. z.o.o., a limited liability company organized and operating under the laws of the Republic of Poland with its seat at Powsinska Street 4, Warsaw, Poland (hereinafter referred to as the "Debtor"), loans in the principal amount of 12,000,000 U.S. Dollars pursuant to two separate loan agreements dated February 13, 1998 (the "Loans");

B. Pursuant to the terms of the Sale and Purchase Agreement dated December 10, 1998, entered into between Central European Media Enterprises Ltd. ("CME") and the Assignee, CME has undertaken an obligation to cause that the Assignor assigns to the Assignee the Loans for the agreed upon consideration;

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.       Assignment

         For good and valuable consideration of USD1.00, the receipt and sufficiency of which is hereby confirmed, the Assignor hereby irrevocably and unconditionally assigns to the Assignee the Loans together with all accrued thereon interest and other payables and the Assignee hereby accepts such assignment.

2.       Notice of Assignment

         The Assignor shall forthwith execute a notice of assignment of the Loans addressed to the Debtor attached hereto.

3.       Costs and taxes

         Any transfer or stamp duties payable in connection with the execution of this Assignment Agreement shall be borne by the Assignee.

4.       Governing Law and Settlement of Disputes

         This agreement will be governed by Dutch law and any controversy or claim arising out of or relating to this Agreement, including any question regarding its existence, validity, interpretation or breach, shall be settled by arbitration. The arbitration shall be held in London, England and, except to the extent inconsistent with this Agreement, shall be conducted in accordance with the Rules of the LCIA Arbitration International in effect at the time of the arbitration. The arbitration shall be conducted in the English language. The arbitration proceedings, all documents and all testimony, written or oral, produced in connection therewith, and the arbitration award shall be confidential.

         The arbitration tribunal shall consist of three arbitrators each of whom shall be a practicing lawyer or professor of law. The party initiating arbitration (the "Claimant") shall nominate its arbitrator in its request for arbitration (the "Request"). The other party (the "Respondent") shall nominate its arbitrator within 30 days of receipt of the Request (whether the Request is received from the Claimant or from the LCIA Arbitration International ) and shall notify the Claimant of such nomination in writing. If the Respondent fails to nominate an arbitrator within such 30-day period, the arbitrator named in the Request shall decide the controversy or claim as a sole arbitrator. Otherwise, the two arbitrators nominated by the parties shall nominate a third arbitrator within 30 days after the Respondent has notified Claimant of the nomination of the Respondent's arbitrator. When the arbitrators nominated by the Claimant and Respondent have nominated a third arbitrator and the third arbitrator has accepted the nomination, the two arbitrators shall promptly notify the parties of the nomination of the third arbitrator. If the two arbitrators nominated by the parties fail or are unable so to nominate a third arbitrator and so notify the parties, either party may request the LCIA Arbitration International to appoint the third arbitrator. The LCIA Arbitration International shall select the third arbitrator within 30 days after such request, and shall thereafter notify the parties of the appointment of the tribunal. The third arbitrator shall act as Chairman of the tribunal.

         In addition to the authority conferred on the arbitrators by the Rules of the LCIA Arbitration International and by law, the arbitrators shall have the authority to order such discovery and production of documents, including the deposition of party witnesses, and to make such orders for interim relief, including injunctive relief, as they deem just and equitable.

         The arbitral award may grant any relief available under the applicable law, including, without limitation, specific performance. The arbitral award shall state the reasons for the award and relief granted, shall be final and binding on the parties to the arbitration, and may include an award of costs, including reasonable attorneys' fees and disbursements.

         The foregoing agreement to arbitrate shall be specifically enforceable.

         The Parties expressly agree that leave to appeal under section 69 of the English Arbitration Act 1996 (the "1996 Act") may not be sought with respect to any question of law arising from an award, nor application made under 45 of the 1996 Act with respect to any question of law.

CME Poland B.V.                        International Trading and Investments
                                       Holdings S.A.

By:                                    By:
Name:                                  Name:
Title:                                 Title:

                              Notice of Assignment

December 10, 1998

To:      Federacja Sp. z.o.o.
         ul. Powsinska 4
         Warszawa

CME Poland B.V. ("CME") hereby notifies that, pursuant to the Assignment Agreement dated December 10, 1998 between CME and ITI Holdings S.A. ("ITI"), CME has agreed to and assigned to ITI all of its receivables under the two separate loan agreements dated February 13, 1998 for the principal amount of 12,000,000 U.S. Dollars extended by CME to Federacja Sp. z.o.o. (the "Loans").

In view of the above any payments related to the Loans should be made by you directly to ITI pursuant to its instructions. ITI alone will be authorized and empowered to request the payment of the Loans.

CME Poland B.V.

By:
Name:
Title:

                                                                     Exhibit F-4

                       ASSIGNMENT OF RECEIVABLES AGREEMENT

This assignment of receivables agreement (the "Agreement") has been entered into on this 10th day of December 1998 by and between

CME Poland B.V., a limited liability company organized and operating under the laws of the Netherlands, with its registered seat at Nieuwe Spielgelstraat 26, 1017 DG Amsterdam, the Netherlands (hereinafter referred to as the "Assignor")

and

International Trading and Investments Holdings S.A. ("ITI"), a joint stock company organized and operating under the laws of Luxembourg, with its seat at 16 Rue Eugene Ruppert, Luxembourg (hereinafter referred to as the "Assignee").

WHEREAS:

A. TVN Sp. zo.o., a limited liability company organized and operating under the laws of the Republic of Poland with its seat at Augustowka Street 3, Warsaw, Poland (hereinafter referred to as the "Debtor"), is indebted to the Assignor with respect to loans in the principal amount of 19,050,000 U.S. Dollars pursuant to loan agreements dated as of May 7, 1997, May 27, 1997, July 1, 1997, July 15, 1997, September 29, 1997, October 16, 1997 and December 15, 1997 (the "Loans");

B. Pursuant to the terms of the Sale and Purchase Agreement dated December 10, 1998, entered into between Central European Media Enterprises Ltd. ("CME") and the Assignee, CME has undertaken an obligation to cause that the Assignor assigns to the Assignee the Loans for the agreed upon consideration;

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.       Assignment

         For good and valuable consideration of USD 21,219,610, the receipt and sufficiency of which is hereby confirmed, the Assignor hereby irrevocably and unconditionally assigns to the Assignee the Loans together with all accrued thereon interest and other payables and the Assignee hereby accepts such assignment.

2.       Notice of Assignment

         The Assignor shall forthwith execute a notice of assignment of the Loans addressed to the Debtor attached hereto.

3.       Costs and taxes

         Any transfer or stamp duties payable in connection with the execution of this Assignment Agreement shall be borne by the Assignee.

4.       Governing Law and Settlement of Disputes

         This agreement will be governed by Dutch law and any controversy or claim arising out of or relating to this Agreement, including any question regarding its existence, validity, interpretation or breach, shall be settled by arbitration. The arbitration shall be held in London, England and, except to the extent inconsistent with this Agreement, shall be conducted in accordance with the Rules of the LCIA Arbitration International in effect at the time of the arbitration. The arbitration shall be conducted in the English language. The arbitration proceedings, all documents and all testimony, written or oral, produced in connection therewith, and the arbitration award shall be confidential.

         The arbitration tribunal shall consist of three arbitrators each of whom shall be a practicing lawyer or professor of law. The party initiating arbitration (the "Claimant") shall nominate its arbitrator in its request for arbitration (the "Request"). The other party (the "Respondent") shall nominate its arbitrator within 30 days of receipt of the Request (whether the Request is received from the Claimant or from the LCIA Arbitration International ) and shall notify the Claimant of such nomination in writing. If the Respondent fails to nominate an arbitrator within such 30-day period, the arbitrator named in the Request shall decide the controversy or claim as a sole arbitrator. Otherwise, the two arbitrators nominated by the parties shall nominate a third arbitrator within 30 days after the Respondent has notified Claimant of the nomination of the Respondent's arbitrator. When the arbitrators nominated by the Claimant and Respondent have nominated a third arbitrator and the third arbitrator has accepted the nomination, the two arbitrators shall promptly notify the parties of the nomination of the third arbitrator. If the two arbitrators nominated by the parties fail or are unable so to nominate a third arbitrator and so notify the parties, either party may request the LCIA Arbitration International to appoint the third arbitrator. The LCIA Arbitration International shall select the third arbitrator within 30 days after such request, and shall thereafter notify the parties of the appointment of the tribunal. The third arbitrator shall act as Chairman of the tribunal.

         In addition to the authority conferred on the arbitrators by the Rules of the LCIA Arbitration International and by law, the arbitrators shall have the authority to order such discovery and production of documents, including the deposition of party witnesses, and to make such orders for interim relief, including injunctive relief, as they deem just and equitable.

         The arbitral award may grant any relief available under the applicable law, including, without limitation, specific performance. The arbitral award shall state the reasons for the award and relief granted, shall be final and binding on the parties to the arbitration, and may include an award of costs, including reasonable attorneys' fees and disbursements.

         The foregoing agreement to arbitrate shall be specifically enforceable.

         The Parties expressly agree that leave to appeal under section 69 of the English Arbitration Act 1996 (the "1996 Act") may not be sought with respect to any question of law arising from an award, nor application made under 45 of the 1996 Act with respect to any question of law.

CME Poland B.V.                         International Trading and Investments
                                        Holdings S.A.

By:                                     By:
Name:                                   Name:
Title:                                  Title:

                              Notice of Assignment

December 10, 1998

To:      Federacja Sp. z.o.o.
         ul. Powsinska 4
         Warszawa

CME Poland B.V. ("CME") hereby notifies that, pursuant to the Assignment Agreement dated December 10, 1998 between CME and ITI Holdings S.A. ("ITI"), CME has agreed to and assigned to ITI all of its receivables under the loan agreements dated as of May 7, 1997, May 27, 1997, July 1, 1997, July 15, 1997, September 29, 1997, October 16, 1997 and December 15, 1997 (the "Loans") for the principal amount of 19,050,000 U.S. Dollars extended by CME Media to TVN Sp. z.o.o. (the "Loans").

In view of the above any payments related to the Loans should be made by you directly to ITI pursuant to its instructions. ITI alone will be authorized and empowered to request the payment of the Loans.

CME Poland B.V.

By:
Name:
Title:

                                                                     Exhibit G-1

                       ASSIGNMENT OF RECEIVABLES AGREEMENT

This assignment of receivables agreement (the "Agreement") has been entered into on this 10th day of December 1998 by and between

CME Programming Services Inc., a corporation organized and operating under the laws of Delaware, USA with its office at 18 D'Arblay Street, London W1V 3FP (hereinafter referred to as the "Assignor")

and

International Trading and Investments Holdings S.A. ("ITI"), a joint stock company organized and operating under the laws of Luxembourg, with its seat at 16 Rue Eugene Ruppert, Luxembourg (hereinafter referred to as the "Assignee").

WHEREAS:

A. The Assignor and Federacja Sp. z.o.o., a limited liability company organized and operating under the laws of the Republic of Poland with its seat at Powsinska Street 4, Warsaw, Poland (hereinafter referred to as the "Debtor"), have entered into the Programming Services Agreement dated as of August 1, 1997 ("Programming Services Agreement"), under the terms of which the Assignor rendered various services for the benefit of the Debtor;

B. The Assignor has not received full payment for its services performed under the Programming Services Agreement and the outstanding payments due to the Assignor from the Debtor as of November 30, 1998 amount to 12,969,753.00 U.S. Dollars (the "Receivables")

C. Pursuant to the terms of the Sale and Purchase Agreement dated December 10, 1998, entered into between Central European Media Enterprises Ltd. ("CME") and the Assignee, CME has undertaken an obligation to cause that the Assignor assigns to the Assignee the Receivables for the agreed upon consideration;

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.       Assignment

         For good and valuable consideration of USD 3,860,568.00, the receipt and sufficiency of which is hereby confirmed, the Assignor hereby irrevocably and unconditionally assigns to the Assignee the Receivables and the Assignee hereby accepts such assignment.

2.       Notice of Assignment

         The Assignor shall forthwith execute a notice of assignment of Receivables addressed to the Debtor attached hereto.

3.       Costs and taxes

         Any transfer taxes or stamp duties payable in connection with the execution of this Assignment Agreement shall be borne by the Assignee.

4.       Governing Law and Settlement of Disputes

         This agreement will be governed by Dutch law and any controversy or claim arising out of or relating to this Agreement, including any question regarding its existence, validity, interpretation or breach, shall be settled by arbitration. The arbitration shall be held in London, England and, except to the extent inconsistent with this Agreement, shall be conducted in accordance with the Rules of the LCIA Arbitration International in effect at the time of the arbitration. The arbitration shall be conducted in the English language. The arbitration proceedings, all documents and all testimony, written or oral, produced in connection therewith, and the arbitration award shall be confidential.

         The arbitration tribunal shall consist of three arbitrators each of whom shall be a practicing lawyer or professor of law. The party initiating arbitration (the "Claimant") shall nominate its arbitrator in its request for arbitration (the "Request"). The other party (the "Respondent") shall nominate its arbitrator within 30 days of receipt of the Request (whether the Request is received from the Claimant or from the LCIA Arbitration International ) and shall notify the Claimant of such nomination in writing. If the Respondent fails to nominate an arbitrator within such 30-day period, the arbitrator named in the Request shall decide the controversy or claim as a sole arbitrator. Otherwise, the two arbitrators nominated by the parties shall nominate a third arbitrator within 30 days after the Respondent has notified Claimant of the nomination of the Respondent's arbitrator. When the arbitrators nominated by the Claimant and Respondent have nominated a third arbitrator and the third arbitrator has accepted the nomination, the two arbitrators shall promptly notify the parties of the nomination of the third arbitrator. If the two arbitrators nominated by the parties fail or are unable so to nominate a third arbitrator and so notify the parties, either party may request the LCIA Arbitration International to appoint the third arbitrator. The LCIA Arbitration International shall select the third arbitrator within 30 days after such request, and shall thereafter notify the parties of the appointment of the tribunal. The third arbitrator shall act as Chairman of the tribunal.

         In addition to the authority conferred on the arbitrators by the Rules of the LCIA Arbitration International and by law, the arbitrators shall have the authority to order such discovery and production of documents, including the deposition of party witnesses, and to make such orders for interim relief, including injunctive relief, as they deem just and equitable.

         The arbitral award may grant any relief available under the applicable law, including, without limitation, specific performance. The arbitral award shall state the reasons for the award and relief granted, shall be final and binding on the parties to the arbitration, and may include an award of costs, including reasonable attorneys' fees and disbursements.

         The foregoing agreement to arbitrate shall be specifically enforceable.

         The Parties expressly agree that leave to appeal under section 69 of the English Arbitration Act 1996 (the "1996 Act") may not be sought with respect to any question of law arising from an award, nor application made under 45 of the 1996 Act with respect to any question of law.

CME Programming Services, Inc.           International Trading and Investments
                                         Holdings S.A.

By:                                      By:
Name:                                    Name:
Title:                                   Title:

                              Notice of Assignment

December 10, 1998

To:      Federacja Sp. z o.o.
         ul. Powsinska 4
         Warszawa

CME Programming Services Inc. ("CMEPS") hereby notifies that, pursuant to the Assignment Agreement dated December 10, 1998 between CMEPS and ITI Holdings S.A. ("ITI"), CMEPS has agreed to and assigned to ITI all of its receivables outstanding as of November 30, 1998 under the Programming Services Agreement dated as of August 1, 1997, executed by and between CMEPS and Federacja Sp. z o.o. (the "Receivables").

In view of the above the Receivables should be paid by you directly to ITI pursuant to its instructions. ITI alone will be authorized and empowered to request the payment of the Receivables.

CME PROGRAMMING SERVICES Inc.

By:
Name:
Title:

                                                                     Exhibit G-2

                       ASSIGNMENT OF RECEIVABLES AGREEMENT

This assignment of receivables agreement (the "Agreement") has been entered into on this 10th day of December 1998 by and between

CME Programming Services Inc., a corporation organized and operating under the laws of Delaware, USA with its office at 18 D'Arblay Street, London W1V 3FP (hereinafter referred to as the "Assignor")

and

International Trading and Investments Holdings S.A. ("ITI"), a joint stock company organized and operating under the laws of Luxembourg, with its seat at 16 Rue Eugene Ruppert, Luxembourg (hereinafter referred to as the "Assignee").

WHEREAS:

A. The Assignor and TVN Sp. z.o.o., a limited liability company organized and operating under the laws of the Republic of Poland with its seat at Augustowka Street 3, Warsaw, Poland (hereinafter referred to as the "Debtor"), have entered into the Programming Services Agreement dated as of December 1, 1996 ("Programming Services Agreement"), under the terms of which the Assignor rendered various services for the benefit of the Debtor;

B. The Assignor has not received full payment for its services performed under the Programming Services Agreement and the outstanding payments due to the Assignor from the Debtor as of November 30, 1998 amount to 1,082,033 U.S. Dollars (the "Receivables")

C. Pursuant to the terms of the Sale and Purchase Agreement dated December 10, 1998, entered into between Central European Media Enterprises Ltd. ("CME") and the Assignee, CME has undertaken an obligation to cause that the Assignor assigns to the Assignee the Receivables for the agreed upon consideration;

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.       Assignment

         For good and valuable consideration of USD 1,082,033, the receipt and sufficiency of which is hereby confirmed, the Assignor hereby irrevocably and unconditionally assigns to the Assignee the Receivables and the Assignee hereby accepts such assignment.

2.       Notice of Assignment

         The Assignor shall forthwith execute a notice of assignment of Receivables addressed to the Debtor attached hereto.

3.       Costs and taxes

         Any transfer taxes or stamp duties payable in connection with the execution of this Assignment Agreement shall be borne by the Assignee.

4.       Governing Law and Settlement of Disputes

         This agreement will be governed by Dutch law and any controversy or claim arising out of or relating to this Agreement, including any question regarding its existence, validity, interpretation or breach, shall be settled by arbitration. The arbitration shall be held in London, England and, except to the extent inconsistent with this Agreement, shall be conducted in accordance with the Rules of the LCIA Arbitration International in effect at the time of the arbitration. The arbitration shall be conducted in the English language. The arbitration proceedings, all documents and all testimony, written or oral, produced in connection therewith, and the arbitration award shall be confidential.

         The arbitration tribunal shall consist of three arbitrators each of whom shall be a practicing lawyer or professor of law. The party initiating arbitration (the "Claimant") shall nominate its arbitrator in its request for arbitration (the "Request"). The other party (the "Respondent") shall nominate its arbitrator within 30 days of receipt of the Request (whether the Request is received from the Claimant or from the LCIA Arbitration International ) and shall notify the Claimant of such nomination in writing. If the Respondent fails to nominate an arbitrator within such 30-day period, the arbitrator named in the Request shall decide the controversy or claim as a sole arbitrator. Otherwise, the two arbitrators nominated by the parties shall nominate a third arbitrator within 30 days after the Respondent has notified Claimant of the nomination of the Respondent's arbitrator. When the arbitrators nominated by the Claimant and Respondent have nominated a third arbitrator and the third arbitrator has accepted the nomination, the two arbitrators shall promptly notify the parties of the nomination of the third arbitrator. If the two arbitrators nominated by the parties fail or are unable so to nominate a third arbitrator and so notify the parties, either party may request the LCIA Arbitration International to appoint the third arbitrator. The LCIA Arbitration International shall select the third arbitrator within 30 days after such request, and shall thereafter notify the parties of the appointment of the tribunal. The third arbitrator shall act as Chairman of the tribunal.

         In addition to the authority conferred on the arbitrators by the Rules of the LCIA Arbitration International and by law, the arbitrators shall have the authority to order such discovery and production of documents, including the deposition of party witnesses, and to make such orders for interim relief, including injunctive relief, as they deem just and equitable.

         The arbitral award may grant any relief available under the applicable law, including, without limitation, specific performance. The arbitral award shall state the reasons for the award and relief granted, shall be final and binding on the parties to the arbitration, and may include an award of costs, including reasonable attorneys' fees and disbursements.

         The foregoing agreement to arbitrate shall be specifically enforceable.

         The Parties expressly agree that leave to appeal under section 69 of the English Arbitration Act 1996 (the "1996 Act") may not be sought with respect to any question of law arising from an award, nor application made under 45 of the 1996 Act with respect to any question of law.

CME Programming Services, Inc.           International Trading and Investments
                                         Holdings S.A.

By:                                      By:
Name:                                    Name:
Title:                                   Title:

                              Notice of Assignment

December 10, 1998

To:      TVN Sp. z o.o.
         ul. Augustowka 3
         Warszawa

CME Programming Services Inc. ("CMEPS") hereby notifies that, pursuant to the Assignment Agreement dated December 10, 1998 between CMEPS and ITI Holdings S.A. ("ITI"), CMEPS has agreed to and assigned to ITI all of its receivables outstanding as of November 30, 1998 under the Programming Services Agreement dated as of December 1, 1996, executed by and between CMEPS and TVN Sp. z o.o. (the "Receivables").

In view of the above the Receivables should be paid by you directly to ITI pursuant to its instructions. ITI alone will be authorized and empowered to request the payment of the Receivables.

CME PROGRAMMING SERVICES Inc.

By:
Name:
Title:

                                                                     Exhibit H-1

                       ASSIGNMENT OF RECEIVABLES AGREEMENT

This Assignment of receivables agreement (the "Agreement") has been entered into on this 10th day of December 1998 by and between

CME Development Corporation, a corporation organized and operating under the laws of Delaware, USA with its office at 18 D'Arblay Street, London WIV 3FP (hereinafter referred to as the "Assignor")

and

International Trading and Investments Holdings S.A. ("ITI"), a joint stock company organized and operating under the laws of Luxembourg, with its seat at 16 Rue Eugene Ruppert, Luxembourg (hereinafter referred to as the "Assignee").

WHEREAS:

A. The Assignor and Federacja Sp. z o.o., a limited liability company organized and operating under the laws of the Republic of Poland with its seat at Powsinska Street 4, Warsaw, Poland (hereinafter referred to as the "Debtor"), have entered into the Management Services Agreement dated as of August 1, 1997 ("Management Services Agreement"), under the terms of which the Assignor rendered various services for the benefit of the Debtor;

B. The Assignor has not received full payment for its services performed under the Management Services Agreement and the outstanding payments due to the Assignor from the Debtor as of November 30, 1998 amount to 2,637,527.00 U.S. Dollars (the "Receivables");

C. Pursuant to the terms of the Sale and Purchase Agreement dated December 10, 1998, entered into between Central European Media Enterprises Ltd. ("CME") and the Assignee, CME has undertaken an obligation to cause that the Assignor assigns to the Assignee the Receivables for the agreed upon consideration;

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.       Assignment

                  For good and valuable consideration of USD 785,085.00, the receipt and sufficiency of which is hereby confirmed, the Assignor hereby irrevocably and unconditionally assigns to the Assignee the Receivables and the Assignee hereby accepts such assignments.

2.       Notice of Assignment

                  The Assignor shall forthwith execute a notice of assignment of Receivables addressed to the Debtor attached hereto.

3.       Costs and taxes

                  Any transfer taxes or stamp duties payable in connection with the execution of this Assignment Agreement shall be borne by the Assignee.

4.       Governing Law and Settlement of Disputes

         This agreement will be governed by Dutch law and any controversy or claim arising out of or relating to this Agreement, including any question regarding its existence, validity, interpretation or breach, shall be settled by arbitration. The arbitration shall be held in London, England and, except to the extent inconsistent with this Agreement, shall be conducted in accordance with the Rules of the LCIA Arbitration International in effect at the time of the arbitration. The arbitration shall be conducted in the English language. The arbitration proceedings, all documents and all testimony, written or oral, produced in connection therewith, and the arbitration award shall be confidential.

         The arbitration tribunal shall consist of three arbitrators each of whom shall be a practicing lawyer or professor of law. The party initiating arbitration (the "Claimant") shall nominate its arbitrator in its request for arbitration (the "Request"). The other party (the "Respondent") shall nominate its arbitrator within 30 days of receipt of the Request (whether the Request is received from the Claimant or from the LCIA Arbitration International ) and shall notify the Claimant of such nomination in writing. If the Respondent fails to nominate an arbitrator within such 30-day period, the arbitrator named in the Request shall decide the controversy or claim as a sole arbitrator. Otherwise, the two arbitrators nominated by the parties shall nominate a third arbitrator within 30 days after the Respondent has notified Claimant of the nomination of the Respondent's arbitrator. When the arbitrators nominated by the Claimant and Respondent have nominated a third arbitrator and the third arbitrator has accepted the nomination, the two arbitrators shall promptly notify the parties of the nomination of the third arbitrator. If the two arbitrators nominated by the parties fail or are unable so to nominate a third arbitrator and so notify the parties, either party may request the LCIA Arbitration International to appoint the third arbitrator. The LCIA Arbitration International shall select the third arbitrator within 30 days after such request, and shall thereafter notify the parties of the appointment of the tribunal. The third arbitrator shall act as Chairman of the tribunal.

         In addition to the authority conferred on the arbitrators by the Rules of the LCIA Arbitration International and by law, the arbitrators shall have the authority to order such discovery and production of documents, including the deposition of party witnesses, and to make such orders for interim relief, including injunctive relief, as they deem just and equitable.

         The arbitral award may grant any relief available under the applicable law, including, without limitation, specific performance. The arbitral award shall state the reasons for the award and relief granted, shall be final and binding on the parties to the arbitration, and may include an award of costs, including reasonable attorneys' fees and disbursements.

         The foregoing agreement to arbitrate shall be specifically enforceable.

         The Parties expressly agree that leave to appeal under section 69 of the English Arbitration Act 1996 (the "1996 Act") may not be sought with respect to any question of law arising from an award, nor application made under 45 of the 1996 Act with respect to any question of law.

CME Development, Inc.        International Trading and Investments Holdings S.A.

By:                          By:
Name:                        Name:
Title:                       Title:

                              Notice of Assignment

December 10, 1998

To:      Federacja Sp. z o.o.
         ul. Powsinska 4
         Warszawa

CME Development Corporation ("CMED") hereby notifies that, pursuant to the Assignment Agreement dated December 10, 1998 between CMED and ITI Holdings S.A. ("ITI"), CMED has agreed to and assigned to ITI all of its receivables outstanding as of November 30, 1998 under the Management Services Agreement dated as of August 1, 1997, executed by and between CMED and Federacja Sp. z o.o. (the "Receivables").

In view of the above the Receivables should be paid by you directly to ITI pursuant to its instructions. ITI alone will be authorized and empowered to request the payment of the Receivables.

CME DEVELOPMENT CORPORATION

By:
Name:
Title:

                                                                     Exhibit H-2


                       ASSIGNMENT OF RECEIVABLES AGREEMENT

This Assignment of receivables agreement (the "Agreement") has been entered into on this 10th day of December 1998 by and between

CME Development Corporation, a corporation organized and operating under the laws of Delaware, USA with its office at 18 D'Arblay Street, London WIV 3FP (hereinafter referred to as the "Assignor")

and

International Trading and Investments Holdings S.A. ("ITI"), a joint stock company organized and operating under the laws of Luxembourg, with its seat at 16 Rue Eugene Ruppert, Luxembourg (hereinafter referred to as the "Assignee").

WHEREAS:

A. The Assignor and TVN Sp. z o.o., a limited liability company organized and operating under the laws of the Republic of Poland with its seat at Augustowka Street 3, Warsaw, Poland (hereinafter referred to as the "Debtor"), have entered into a management services agreement dated as of August 1, 1997 ("Management Services Agreement"), under the terms of which the Assignor rendered various services for the benefit of the Debtor;

B. The Assignor has not received full payment for its services performed under the Management Services Agreement and the outstanding payments due to the Assignor from the Debtor as of November 30, 1998 amount to 1,376,341.00 U.S. Dollars (the "Receivables");

C. Pursuant to the terms of the Sale and Purchase Agreement dated December 10, 1998, entered into between Central European Media Enterprises Ltd. ("CME") and the Assignee, CME has undertaken an obligation to cause that the Assignor assigns to the Assignee the Receivables for the agreed upon consideration;

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.       Assignment

                  For good and valuable consideration of 1,376,341.00, the receipt and sufficiency of which is hereby confirmed, the Assignor hereby irrevocably and unconditionally assigns to the Assignee the Receivables and the Assignee hereby accepts such assignment.

2.       Notice of Assignment

                  The Assignor shall forthwith execute a notice of assignment of Receivables addressed to the Debtor attached hereto.

3.       Costs and taxes

                  Any transfer taxes or stamp duties payable in connection with the execution of this Assignment Agreement shall be borne by the Assignee.

4.       Governing Law and Settlement of Disputes

                  This agreement will be governed by Dutch law and any controversy or claim arising out of or relating to this Agreement, including any question regarding its existence, validity, interpretation or breach, shall be settled by arbitration. The arbitration shall be held in London, England and, except to the extent inconsistent with this Agree ment, shall be conducted in accordance with the Rules of the LCIA Arbitration International in effect at the time of the arbitration. The arbitration shall be conducted in the English language. The arbitration proceedings, all documents and all testimony, written or oral, produced in connection therewith, and the arbitration award shall be confidential.

                  The arbitration tribunal shall consist of three arbitrators each of whom shall be a practicing lawyer or professor of law. The party initiating arbitration (the "Claimant") shall nominate its arbitrator in its request for arbitration (the "Request"). The other party (the "Respondent") shall nominate its arbitrator within 30 days of receipt of the Request (whether the Request is received from the Claimant or from the LCIA Arbitration International ) and shall notify the Claimant of such nomination in writing. If the Respondent fails to nominate an arbitrator within such 30-day period, the arbitrator named in the Request shall decide the controversy or claim as a sole arbitrator. Otherwise, the two arbitrators nominated by the parties shall nominate a third arbitrator within 30 days after the Respondent has notified Claimant of the nomination of the Respondent's arbitrator. When the arbitrators nominated by the Claimant and Respondent have nominated a third arbitrator and the third arbitrator has accepted the nomination, the two arbitrators shall promptly notify the parties of the nomination of the third arbitrator. If the two arbitrators nominated by the parties fail or are unable so to nominate a third arbitrator and so notify the parties, either party may request the LCIA Arbitration International to appoint the third arbitrator. The LCIA Arbitration International shall select the third arbitrator within 30 days after such request, and shall thereafter notify the parties of the appointment of the tribunal. The third arbitrator shall act as Chairman of the tribunal.

                  In addition to the authority conferred on the arbitrators by the Rules of the LCIA Arbitration International and by law, the arbitrators shall have the authority to order such discovery and production of documents, including the deposition of party witnesses, and to make such orders for interim relief, including injunctive relief, as they deem just and equitable.

                  The arbitral award may grant any relief available under the applicable law, including, without limitation, specific performance. The arbitral award shall state the reasons for the award and relief granted, shall be final and binding on the parties to the arbitration, and may include an award of costs, including reasonable attorneys' fees and disbursements.

                  The foregoing agreement to arbitrate shall be specifically enforceable.

                  The Parties expressly agree that leave to appeal under section 69 of the English Arbitration Act 1996 (the "1996 Act") may not be sought with respect to any question of law arising from an award, nor application made under 45 of the 1996 Act with respect to any question of law.

CME Development Corporation                International Trading and Investments
                                           Holdings S.A.

By:                                        By:
Name:                                      Name:
Title:                                     Title:

                              Notice of Assignment

December 10, 1998

To:      TVN Sp. z o.o.
         ul. Augustowka 3
         Warszawa

CME Development Corporation ("CMED") hereby notifies that, pursuant to the Assignment Agreement dated December 10, 1998 between CMED and ITI Holdings S.A. ("ITI"), CMED has agreed to and assigned to ITI all of its receivables outstanding as of November 30, 1998 under the management service agreement dated as of August 1, 1997 executed by and between CMED and TVN Sp. z o.o. (the "Receivables").

In view of the above the Receivables should be paid by you directly to ITI pursuant to its instructions. ITI alone will be authorized and empowered to request the payment of the Receivables.

CME DEVELOPMENT CORPORATION

By:
Name:
Title:

                                                                     Exhibit I-1

                                  R E L E A S E

                  KNOW ALL MEN BY THESE PRESENTS, that, each of CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., a company organized under the laws of Bermuda, CME MEDIA ENTERPRISES B.V., a company organized under the laws of the Netherlands, CME POLAND B.V., a company organized under the laws of the Netherlands, CME DEVELOPMENT CORPORATION, a company organized under the laws of the State of Delaware, CME PROGRAMMING SERVICES, a company organized under the laws of the State of Delaware, and CME PROGRAMMING SERVICES B.V., a company organized under the laws of the Netherlands, (the "Releasors"), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged;

                  RELEASES AND FOREVER DISCHARGES INTERNATIONAL
TRADING AND INVESTMENTS HOLDINGS S.A., a company organized under the laws of Luxembourg, and each of its subsidiaries and affiliates and each of their respective officers, directors, shareholders, principals, agents, employees, representatives, heirs, successors and assigns, including without limitation all persons appointed by ITI Holdings or any affiliate of ITI Holdings to the management boards and supervisory boards of TVN Sp. Z O.O., Federacja Sp. Z O.O., Neovision Holding B.V. and ITI Media Group N.V. (collectively, the "Releasees");

                  FROM ANY AND ALL claims, counterclaims, actions, causes of action, suits, debts, dues, sums of money, accounts, rents, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions and demands of any kind or nature whatsoever, in law, admiralty or equity, whether known or unknown, which the Releasors ever had, now have or hereafter can, shall or may have against the Releasees by reason of any matter, cause or thing from the beginning of the world to the date of this Release, excepting only actual fraud.

                  IN FURTHERANCE OF THE FOREGOING RELEASE, the Releasor hereby covenants and agrees to indemnify and hold harmless each of the Releasees from and against any and all liabilities, obligations, losses, costs and damages, whether absolute, accrued, conditional or otherwise (any of the foregoing, "Liabilities"), resulting from or arising out of any action taken by the Releasor or any of its officers, directors, shareholders, principals, agents, employees, representatives, heirs, successors, assigns and affiliates inconsistent with this Release. In the event that any Releasee is required to make any payment under or otherwise incurs any Liability with respect to its actions or failures to act covered by this Release, Releasor shall pay to such entity or person on demand such amount as shall result in such entity or person receiving from the Releasor an amount in cash equal to such payment or Liability.

                  THIS RELEASE may not be modified except by a writing signed by duly authorized representatives of the party against which enforcement of such modification is sought.

                  THIS RELEASE shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York, without giving effect to the conflicts of law rules thereof.

                  IN WITNESS WHEREOF, the Releasors have executed this Release by its duly authorized officers on December 10, 1998.

CENTRAL EUROPEAN MEDIA                      CME POLAND B.V.
    ENTERPRISES LTD.

By: _________________________               By:  _________________________
    Name:                                        Name:
    Title:                                       Title:

CME DEVELOPMENT CORP.                       CME PROGRAMMING SERVICES INC.

By: _________________________               By:  _________________________
    Name:                                        Name:
    Title:                                       Title:

CME MEDIA ENTERPRISES B.V.                  CME PROGRAMMING SERVICES B.V.

By: __________________________              By:  _________________________
    Name:                                        Name:
    Title:                                       Title:

                                                                     Exhibit I-2

                                  R E L E A S E

                  KNOW ALL MEN BY THESE PRESENTS, that each of ITI TRADING AND INVESTMENTS HOLDINGS S.A., a company organized under the laws of Luxembourg, ITI MEDIA GROUP N.V., a company organized under the laws of the Netherlands Antilles, N-VISION B.V., a company organized under the laws of the Netherlands, NEOVISION HOLDING B.V., a company organized under the laws of the Netherlands, UNIDOME BEHEER B.V., a company organized under the laws of the Netherlands, and ITI TV HOLDINGS SP. Z O.O., a company organized under the laws of Poland (collectively, the "Releasors"), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged;

                  RELEASES AND FOREVER DISCHARGES CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., a company organized under the laws of Bermuda ("CME"), each of its subsidiaries and affiliates, and each of their respective officers, directors, shareholders, principals, agents, employees, representatives, heirs, successors and assigns, including without limitation all persons appointed by CME or any affiliate of CME to the management boards and supervisory boards of TVN Sp. Z O.O., Federacja Sp. Z O.O. and Endemol Neovision Sp. Z O.O. (collectively, the "Releasees");

                  FROM ANY AND ALL claims, counterclaims, actions, causes of action, suits, debts, dues, sums of money, accounts, rents, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions and demands, of any kind of nature whatsoever, in law, admiralty or equity, whether known or unknown, which the Releasors ever had, now have or hereafter can, shall or may have against the Releasees by reason of any matter, cause or thing from the beginning of the world to the date of this Release, excepting only fraud.

                  IN FURTHERANCE OF THE FOREGOING RELEASE, the Releasor hereby covenants and agrees to indemnify and hold harmless each of the Releasees from and against any and all liabilities, obligations, losses, costs and damages, whether absolute, accrued, conditional or otherwise (any of the foregoing, "Liabilities"), resulting from or arising out of any action taken by the Releasor or any of its officers, directors, shareholders, principals, agents, employees, representatives, heirs, successors, assigns and affiliates inconsistent with this Release. In the event that any Releasee is required to make any payment under or otherwise incurs any Liability with respect to its actions or failures to act covered by this Release, Releasor shall pay to such entity or person on demand such amount as shall result in such entity or person receiving from the Releasor an amount in cash equal to such payment or Liability.

                  THIS RELEASE may not be modified except by a writing signed by duly authorized representatives of the party against which enforcement of such modification is sought.

                  THIS RELEASE shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York, without giving effect to the conflicts of law rules thereof.

                  IN WITNESS WHEREOF, each of the Releasors has executed this Release by its duly authorized officer on December 10, 1998.

INTERNATIONAL TRADING AND                   NEOVISION HOLDING B.V.
INVESTMENTS HOLDINGS S.A.

By: _________________________               By:  _________________________
    Name:                                        Name:
    Title:                                       Title:


ITI MEDIA GROUP N.V.                        UNIDOME BEHEER B.V.

By: _________________________               By:  _________________________
    Name:                                        Name:
    Title:                                       Title:


N-VISION B.V.                               ITI TV HOLDINGS SP. Z O.O.

By: _________________________               By:  _________________________
    Name:                                        Name:
    Title:                                       Title:

                                                                     Exhibit J-1

                                  R E L E A S E

                  KNOW ALL MEN BY THESE PRESENTS, that TVN SP. Z O.O., a company organized under the laws of Poland (the "Releasor"), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged;

                  RELEASES AND FOREVER DISCHARGES (i) Central European Media Enterprises Ltd., a company organized under the laws of Bermuda and its officers, directors, shareholders, principals, agents, employees, representatives, heirs, successors and assigns, (ii) each of its subsidiaries and affiliates and each of their respective officers, directors, shareholders, principals, agents, employees, representatives, heirs, successors and assigns, and (iii) each of the nominees of any of entities or persons included in the foregoing clauses (i) and (ii) who has ever served as an officer, employee or member of the supervisory board or management board of the Releasor (collectively, the "Releasees");

                  FROM ANY AND ALL claims, counterclaims, actions, causes of action, suits, debts, dues, sums of money, accounts, rents, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions and demands of any kind or nature whatsoever, in law, admiralty or equity, whether known or unknown, which the Releasor ever had, now has or hereafter can, shall or may have against the Releasees by reason of any matter, cause or thing from the beginning of the world to the date of this Release, excepting only fraud.

                  IN FURTHERANCE OF THE FOREGOING RELEASE, the Releasor hereby covenants and agrees to indemnify and hold harmless each of the Releasees from and against any and all liabilities, obligations, losses, costs and damages, whether absolute, accrued, conditional or otherwise (any of the foregoing, "Liabilities"), resulting from or arising out of any action taken by the Releasor or any of its officers, directors, shareholders, principals, agents, employees, representatives, heirs, successors, assigns and affiliates inconsistent with this Release. In the event that any Releasee is required to make any payment under or otherwise incurs any Liability with respect to its actions or failures to act covered by this Release, Releasor shall pay to such entity or person on demand such amount as shall result in such entity or person receiving from the Releasor an amount in cash equal to such payment or Liability.

                  THIS RELEASE may not be modified except by a writing signed by duly authorized representatives of the party against which enforcement of such modification is sought.

                  THIS RELEASE shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York, without giving effect to the conflicts of law rules thereof.

                  IN WITNESS WHEREOF, the Releasor has executed this Release by its duly authorized officer on December 10, 1998.

                                            TVN SP. Z O.O.

                                            By:  _________________________
                                                 Name:
                                                 Title:

                                                                     Exhibit J-2

                                  R E L E A S E

                  KNOW ALL MEN BY THESE PRESENTS, that FEDERACJA SP. Z O.O., a company organized under the laws of Poland (the "Releasor"), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged;

                  RELEASES AND FOREVER DISCHARGES (i) Central European Media Enterprises Ltd., a company organized under the laws of Bermuda and its officers, directors, shareholders, principals, agents, employees, representatives, heirs, successors and assigns, (ii) each of its subsidiaries and affiliates and each of their respective officers, directors, shareholders, principals, agents, employees, representatives, heirs, successors and assigns, and (iii) each of the nominees of any of entities or persons included in the foregoing clauses (i) and (ii), who has ever served as an officer, employee or member of the supervisory board or management board of the Releasor (collectively, the "Releasees");

                  FROM ANY AND ALL claims, counterclaims, actions, causes of action, suits, debts, dues, sums of money, accounts, rents, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions and demands of any kind or nature whatsoever, in law, admiralty or equity, whether known or unknown, which the Releasor ever had, now has or hereafter can, shall or may have against the Releasees by reason of any matter, cause or thing from the beginning of the world to the date of this Release, excepting only fraud.

                  IN FURTHERANCE OF THE FOREGOING RELEASE, the Releasor hereby covenants and agrees to indemnify and hold harmless each of the Releasees from and against any and all liabilities, obligations, losses, costs and damages, whether absolute, accrued, conditional or otherwise (any of the foregoing, "Liabilities"), resulting from or arising out of any action taken by the Releasor or any of its officers, directors, shareholders, principals, agents, employees, representatives, heirs, successors, assigns and affiliates inconsistent with this Release. In the event that any Releasee is required to make any payment under or otherwise incurs any Liability with respect to its actions or failures to act covered by this Release, Releasor shall pay to such entity or person on demand such amount as shall result in such entity or person receiving from the Releasor an amount in cash equal to such payment or Liability.

                  THIS RELEASE may not be modified except by a writing signed by duly authorized representatives of the party against which enforcement of such modification is sought.

                  THIS RELEASE shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York, without giving effect to the conflicts of law rules thereof.

                  IN WITNESS WHEREOF, the Releasor has executed this Release by its duly authorized officer on December 10, 1998.

                                            FEDERACJA SP. Z O.O.

                                            By:  _________________________
                                                 Name:
                                                 Title:

                                                                       Exhibit L

                               JOINT PRESS RELEASE

                  Central European Media Enterprises Ltd. (CME) and International Trading and Investments Holdings S.A. (ITI) announced today that CME has sold its interest in the TVN television project in Poland to the ITI affiliates for consideration consisting of approximately $10 million dollars in cash, a three-year note in a principal amount of $40 million that is convertible into equity securities of ITI, and the assumption by ITI of various obligations of CME and its affiliates in respect of programming, satellite and bank financing relating to the Polish television project.

                  Michel Delloye, the CEO of CME said: "Differences of view between CME and our ITI partners concerning the direction of the Polish television project made it desirable to arrange for an amicable separation, which both we and ITI consider highly beneficial for the parties. We wish TVN every success."

                  Mariusz Walter, the Chairman of TVN said: "We are gratified to have acquired one hundred percent ownership of the TVN media properties and look forward to their continued development and growth."

                                                                   Schedule 2(r)

                           Agreements To Be Terminated

1. Federacja Sp. z o.o. Shareholders Agreement, dated August 1, 1997, among ITI Media Group N.V., Unidome Beheer B.V., CME Media Enterprises B.V., CME Poland B.V. and Federacja Sp. z o.o.

2. ITI Media Group N.V. Shareholders Agreement, dated August 1, 1997, among International Trade and Investments Holdings S.A., ITI Media Group N.V., ITI Media Group N.V. and CME Poland B.V.

3. Investment Agreement, dated as of August 1, 1997, among International Trade and Investments Holdings S.A., ITI Media Group N.V., Unidome Beheer B.V., CME Poland B.V. and CME Media Enterprises B.V.

4. TVN Sp. z o.o. Shareholder Agreement, dated as of May 25, 1995, between ITI TV Holdings Sp. z o.o and CME Media Enterprises B.V.

5. Programming Services Agreement, dated as of December 1, 1996, between CME Programming Services Inc. and TVN Sp. z o.o.

6. Programming Services Agreement, dated as of August 1, 1997, between CME Programming Services Inc. and Federacja Sp. z o.o.

7. Management Services Agreement, dated as of August 1, 1997, between CME Development Corporation and TVN Sp. z o.o.

8. Management Services Agreement, dated as of August 1, 1997, between CME Development Corporation and Federacja Sp. z o.o.

                                                                 SCHEDULE 5.1(a)

           CME Programming Commitments on behalf of TVN and Federacja as of December 1, 1998
                                (amounts in US$)



                                                                                                   DEC 1, 1998

                                                                                                     AMOUNTS
                         CONTRACT                                     TOTAL          AMOUNTS       OUTSTANDING
                          NUMBER                CONTRACT   NO. OF   COMMITMENT         PAID            TO
       SUPPLIER        if applicable              DATE     HOURS     (NOTE 1)   TO DEC. 1, 1998   DISTRIBUTORS
       --------        -------------            --------   ------   ----------  ---------------   ------------
BBDO                       N/A                  7/19/97    408.5    1,001,550        828,194         173,356
BEYOND                     4489                 1/29/97     13.0       45,500         45,500               0
BEYOND                     4490                 1/29/97     13.0       45,500         45,500               0
BRITE                                            8/6/97               117,000        114,750           2,250
BRITE                      9648                             80.0      205,000        164,000          41,000
CINE FILMS                 N/A                   9/1/97     90.0      820,000        820,000               0
DARO                    7515/12/96             12/12/96     88.5      259,500        259,500               0
FOX (Fire Co. 132)        88105                 9/19/97     13.0       39,000         39,000               0
FOX (Buffy 1)             88106                 9/19/97     12.0       36,000         36,000               0
FOX (Temp. Yours)         88107                 9/19/97      6.0        9,000          9,000               0
FOX (Pauly)               88108                 9/19/97      3.5       10,500         10,500               0
FOX (L.A. Law 3-8)        88109                 9/19/97    130.0      195,000        195,000               0
FOX (Millenium 1)         88131                 9/19/97     22.0      132,000        132,000               0
FOX (Pacific Drive)       88443                 9/19/97    130.0      130,000        105,413          24,587
FOX (Buffy 2)              --                   3/13/98     22.0      132,000         26,400         105,600
FOX (Millenium 2)          --                   3/13/98     23.0      195,500         39,100         156,400
FOX (specials)            88104                 9/19/97     10.0       19,500         19,500               0
FOX (When Disaster         --                   3/13/98      2.0        6,000          1,200           4,800
Strikes)

FOX MOVIES               88090/A                9/19/97    300.0    1,800,000      1,440,000         360,000
HAMBLETON RIGEL LD         R502                  5/6/97      6.0       90,000         21,200          68,800
HAMBLETON RIGEL          Various                 5/6/97    117.0      440,000         74,400         365,600
ICON                   97-104-1/2/3/4            7/1/97     82.0      500,000        424,564          75,436
ICON 2                 97-146-1/2/3             10/2/97     34.0      113,000        166,600         (53,600)
KELLER                     N/A                 11/11/96     57.5      145,750        117,150          28,600
MGM                      97-0631                 6/1/97    549.5    4,146,000      4,146,000               0
MEDIASET                 Various                12/2/96    953.9    1,899,500      1,440,890         458,610
ORION/MGM                  --                   4/22/97    198.0      728,629              0         728,629
SABAN                    8160/97                12/1/97     --      5,000,000        465,110       4,534,890
SUMMIT                   Various                 5/1/97     46.0      342,000        342,000               0
VISION                     N/A                   4/1/97     60.0      390,000        390,000               0
WARNER BROS              1210420                8/21/97    158.5    1,101,000      1,101,000               0
                                                    N/A

         TOTAL                                                     20,094,429     13,019,471       7,074,958



                                                                           JAN 31, 1999
                                  Payment schedule
                                                                              AMOUNTS
                          Amounts due and       Amounts due                 OUTSTANDING
                          outstanding through       in           TOTAL          TO
       SUPPLIER           December 1, 1998     January 1999                DISTRIBUTORS
       --------           -------------------  ------------      -----     ------------
BBDO                                             173,356        173,356               0
BEYOND                               0                 0              0               0
BEYOND                               0                 0              0               0
BRITE                                                  0              0           2,250
BRITE                           29,250                 0         29,250          11,750
CINE FILMS                           0                 0              0               0
DARO                                 0                 0              0               0
FOX (Fire Co. 132)                   0                 0              0               0
FOX (Buffy 1)                        0                 0              0               0
FOX (Temp. Yours)                    0                 0              0               0
FOX (Pauly)                          0                 0              0               0
FOX (L.A. Law 3-8)                   0                 0              0               0
FOX (Millenium 1)                    0                 0              0               0
FOX (Pacific Drive)             24,587                 0         24,587               0
FOX (Buffy 2)                   79,200                 0         79,200          26,400
FOX (Millenium 2)              117,300                 0        117,300          39,100
FOX (specials)                       0                 0              0               0
FOX (When Disaster               3,600                 0          3,600           1,200
Strikes)

FOX MOVIES                     360,000                 0        360,000               0
HAMBLETON RIGEL LD              36,000            18,000         54,000          14,800
HAMBLETON RIGEL                 36,800                 0         36,800         328,800
ICON                                 0                 0              0          75,436
ICON 2                               0                 0              0         (53,600)
KELLER                          26,500                 0         26,500           2,100
MGM                                  0                 0              0               0
MEDIASET                       458,610                 0        458,610               0
ORION/MGM                            0                 0              0         728,629
SABAN                                0         1,201,556      1,201,556       3,333,334
SUMMIT                               0                 0              0               0
VISION                               0                 0              0               0
WARNER BROS                          0                 0              0               0


         TOTAL               1,171,847         1,392,912      2,564,759       4,510,199



NOTES

"N/A" indicates that distributors did not issue an identification number for the related contract.

(1) The information above is not necessarily fixed. Prices and hours may increase or decrease due to additional episodes provided under a contract or titles are canceled.

                                                                 Schedule 5.1(c)

                         Other Agreements and Documents

1. Letter dated July 31, 1998 from CME Poland B.V. to Endemol Entertainment International B.V.

2. Distribution Agreement among Endemol-Neovision Sp. z o.o, Endemol Entertainment International B.V. and CME Programming Services Inc.